SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to
[ ]	Rule 14a-11 (c) or rule 14a-12

Security With Advanced Technology, Inc.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[  ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement no.:

(3)	Filing Party:

(4)	Date Filed:

Security With Advanced Technology, Inc.
10855 Dover Street, Suite 1000
Westminster, CO 80021

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 19, 2007

To our shareholders:

        NOTICE IS HEREBY GIVEN that the 2007 annual meeting of shareholders of Security With Advanced Technology, Inc. will be held on July 19, 2007 at 10:00 a.m. local time at the offices of our counsel, Brownstein Hyatt Farber Schreck, P.C., 410 Seventeenth Street, Suite 2200, Denver, CO 80202, for the following purposes, as further described in the accompanying proxy statement:

1.     To elect seven directors;

2.     To approve the conversion of $5,999,900 principal amount plus any accrued interest of our convertible promissory notes into shares of our series A convertible preferred stock;

3.     To increase the number of shares of common stock available for issuance pursuant to our 2004 Stock Incentive Plan; and

4.     To transact any other business that may properly be presented at the annual meeting or any adjournment thereof.

        If you were a shareholder of record at the close of business on June 4, 2007, you are entitled to notice of and to vote at the annual meeting. A complete list of these shareholders will be open for examination of any shareholder of record at our principal executive offices located at 10855 Dover Street, Suite 1000, Westminster, CO 80021 for proper purposes, during ordinary business hours, for a period of ten days before the annual meeting. The list will also be available for examination of any shareholder of record present at the annual meeting. The annual meeting may be adjourned or postponed from time to time without notice other than by announcement at the meeting.

        All shareholders are cordially invited to attend the annual meeting. If you do not plan to attend the annual meeting, you are urged to sign, date and promptly return the enclosed proxy. A reply card is enclosed for your convenience. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED.

June 12, 2007	By order of the Board of Directors, /s/ Gregory Pusey Chairman of the Board of Directors

i

TABLE OF CONTENTS
(continued)

	Page
Summary compensation table	23

Employment contracts and termination of employment and change-in-control arrangements	25

Our stock incentive plan	27

Securities authorized for issuance under equity compensation plans	28

Outstanding equity awards at fiscal year-end	29

Compensation of directors	30

Compensation committee interlocks and insider participation	31

TRANSACTIONS WITH RELATED PERSONS	33

Board policies regarding transactions with related persons	33

Related party transactions	33

INDEPENDENT PUBLIC ACCOUNTANTS	37

Audit fees	37

Audit-related fees	37

Tax-related fees	37

All other fees	39

Audit committee pre-approval policies and procedures	39

PROPOSAL 1	i

PROPOSAL 2	ii

PROPOSAL 3	v

OTHER BUSINESS	vi	i

GENERAL INFORMATION	vi	i

Next annual meeting of shareholders	vi	i

Householding	vi	i

Report on Form 10-KSB	vi	ii

ii

PROXY STATEMENT

Security With Advanced Technology, Inc.
10855 Dover Street, Suite 1000
Westminster, CO 80021

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 19, 2007

        The board of directors of Security With Advanced Technology, Inc., a Colorado corporation, also referred to herein as “SWAT,” is soliciting proxies to be used at our annual meeting of shareholders to be held at 10:00 a.m. on July 19, 2007, at the offices of our counsel, Brownstein Hyatt Farber Schreck, P.C., 410 Seventeenth Street, Suite 2200, Denver, CO 80202, and at any postponements or adjournments thereof. This proxy statement contains important information regarding our annual meeting, the proposals on which you are being asked to vote, and information you may find useful in determining how to vote and voting procedures.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        Certain information contained in this proxy statement that does not relate to historical information may be deemed to constitute forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not statements of historical facts. Such statements involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. We express our expectations, beliefs and projections in good faith and we believe that we have a reasonable basis therefor, but there can be no assurance that our expectations, beliefs or projections will be achieved or accomplished. Actual events or results may differ materially as a result of risks we are subject to. Such risks include, but are not limited to, changes in business conditions, the general economy, competition, and product offerings, as well as regulatory developments that could cause actual results to vary materially from the future anticipated results indicated, expressed or implied, in such forward-looking statements. Except to the extent required under federal securities laws, we do not intend to update or revise the forward-looking statements to reflect circumstances arising after the date of the preparation of the forward-looking statements. The forward-looking statements contained in this proxy statement are excluded from the safe harbor protection provided by the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, also referred to herein as the “Securities Act.”

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

        We sent you this proxy statement and the enclosed proxy card because the board of directors of SWAT is soliciting your proxy vote at our 2007 annual meeting of shareholders. This proxy statement summarizes information on the proposals to be considered at the annual meeting. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

Who is eligible to attend the annual meeting and vote?

        All shareholders of record at the close of business on the record date, June 4, 2007, are entitled to receive notice of the annual meeting, attend the annual meeting and to vote the shares of common stock that they held on that date at the annual meeting, or any postponement or adjournment thereof. Registration and seating will begin at 9:45 a.m. (Denver, Colorado time) and the meeting will begin at 10:00 a.m. (Denver, Colorado time). Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the annual meeting.

        Many of you hold your shares in “street name,” that is, through a broker, bank or other nominee. If you hold your shares in street name, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

How many votes do I have?

        Shareholders who owned our common stock at the close of business on June 4, 2007 are entitled to one vote for each share of common stock they held on that date in all matters properly brought before the annual meeting.

What proposals will be addressed at the annual meeting?

        We will address the following proposals at the annual meeting:

1.	Election of seven directors;

2.	Approval of the conversion of $5,999,900 principal amount plus any accrued interest of our convertible promissory notes into shares of our series A convertible preferred stock;

3.	Increase in the number of shares of common stock available for issuance pursuant to our 2004 Stock Incentive Plan; and

4.	Transaction of any other business that may properly be presented at the annual meeting or any adjournment thereof.

What constitutes a quorum?

        The presence at the annual meeting, in person or by proxy, of the holders of one-third of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of June 4, 2007, we had 5,978,406 shares of common stock outstanding and entitled to vote at the annual meeting. Thus, the presence of the holders of common stock representing at least 1,992,802 shares will be required to establish a quorum.

        Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

Why would the annual meeting be postponed?

        The annual meeting will be postponed if a quorum is not present on the date of the annual meeting. If a quorum is not present, the annual meeting may be postponed to a later date when a quorum is obtained.

How do I vote in person?

        If you plan to attend on the date of the annual meeting, or at a later date if it is postponed, and vote in person, we will give you a ballot when you arrive. However, if you hold your shares in street name, you must bring a power of attorney or proxy form executed by the broker, bank or other nominee that owns the shares of record for your benefit, authorizing you to vote the shares.

How do I vote by proxy?

        Whether you plan to attend the annual meeting or not, we urge you to complete, sign and date the enclosed proxy card and return it promptly to us in the envelope provided. Returning the proxy card will not affect your right to attend the annual meeting and vote in person.

        If you properly fill in your proxy card and send it to us in time to vote, your “proxy” (the individual named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by our board of directors as follows:

•	“For” the election of seven directors;
•	“For” the conversion of $5,999,900 principal amount plus any accrued interest of our convertible promissory notes into shares of our series A convertible preferred stock; and
•	“For” the increase in the number of shares of common stock available for issuance pursuant to our 2004 Stock Incentive Plan.

        If any other matter is presented, your proxy will vote in accordance with his best judgment. At the time this proxy statement went to press, we knew of no matters that needed to be acted on at the annual meeting other than those discussed in this proxy statement.

May I revoke my proxy?

        If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

•	You may send in another proxy with a later date.
•	You may notify our corporate secretary in writing (by you or your attorney authorized in writing, or if the shareholder is a corporation, under its corporate seal, by an officer or attorney of the corporation) before the annual meeting, that you are revoking your proxy.
•	You may vote in person at the annual meeting.

What vote is required to approve each proposal?

        Other than for the election of directors, a particular proposal will be approved if the votes cast in favor of the proposal exceeds the votes cast against the proposal. Other than for the election of directors, abstentions will not be voted but will be counted for purposes of determining whether there is a quorum.

        A plurality of the eligible votes cast is required to elect director nominees. That number of director nominees equaling the number of directors to be elected having the highest number of votes cast in favor of their election will be elected to the board of directors. If you do not vote for a particular director nominee, or you indicate “withhold authority to vote” for such director nominee on your proxy card, your vote will not count either “for” or “against” the director nominee. Shareholders are not permitted to use cumulative voting in the election of directors. In the event that no other nominations for directors are received, the director nominees will be elected upon receiving one or more votes.

        Shares held by brokers, banks or other nominees who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter, but they are counted as present for the purposes of determining the existence of a quorum at the annual meeting. A properly executed, but unmarked proxy will be voted for the election of the nominated slate of seven directors and for each of the other proposals.

Are there any dissenters’ rights of appraisal?

        Our board of directors has not proposed any action for which the laws of the State of Colorado, or our articles of incorporation or bylaws provide a right of a shareholder to dissent and obtain payment for shares.

Who bears the cost of soliciting proxies?

        We will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. Our directors, officers and employees may also solicit you by telephone and other means, but they will not receive any additional compensation for the solicitation. We estimate that the costs associated with solicitation of the proxies requested by this proxy statement will be approximately $15,000.

How can I obtain additional information regarding SWAT?

        Copies of our 2006 annual report on Form 10-KSB filed with the Securities and Exchange Commission, also referred to herein as the “SEC,” on April 17, 2007, as amended on April 30, 2007, is being sent to all shareholders along with this proxy statement. Additional copies will be furnished without charge to shareholders upon written request. Exhibits to the annual report will be provided upon written request and payment of an appropriate processing fee. All written requests should be directed to: Security With Advanced Technology, Inc., 10855 Dover Street, Suite 1000, Westminster, CO 80021, Attention: Corporate Secretary.

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, also referred to herein as the “Exchange Act,” which requires that we file reports, proxy statements and other information with the SEC. The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including SWAT, that file electronically with the SEC. The SEC’s website address is http://www.sec.gov. In addition, our Exchange Act filings may be inspected and copied at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Copies of the material may also be obtained upon request and payment of the appropriate fee from the Public Reference Section of the SEC located at 100 F Street, N.E., Washington, D.C. 20549.

INFORMATION ABOUT OUR VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Our voting securities and determination of beneficial ownership

        Our common stock constitutes our only voting securities. As of May 1, 2007, we had 5,978,406 shares of common stock issued and outstanding. Each share is entitled to one vote on matters before our 2007 annual meeting.

        The following table sets forth as of May 1, 2007 the beneficial ownership of our common stock by (i) each person or group of persons known to us to beneficially own more than 5% of the outstanding shares of our voting stock, (ii) each of our directors and executive officers and (iii) all of our directors and executive officers as a group.

        Except as indicated in the footnotes to the table below, each shareholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by such shareholder.

        Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock subject to options or warrants currently exercisable or exercisable within 60 days after the date hereof are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each individual named below is the address of SWAT, 10855 Dover Street, Suite 1000, Westminster, CO 80021.

Name of beneficial owner	Amount and nature of beneficial ownership	Percent of common stock outstanding
Executive Officers and Directors
Scott G. Sutton (1)	703,942	11.7%
Thomas R. Marinelli (2)	127,306	2.1%
Gregory Pusey (3)	539,050	8.7%
Jeffrey G. McGonegal (4)	97,033	1.6%
Barry C. Loder (5)	21,450	*
Gail Schoettler (6)	21,450	*
Robert J. Williams (7)	16,999	*
David E. Welch (8)	—	—
All executive officers and directors as a group (eight persons)	1,624,334	25.4%

5% Stockholders
Vision Opportunity Master Fund, Ltd. (9)	3,300,000	37.7%
The Peierls Foundation, Inc. (10)	1,286,024	21.5%

* Indicates less than 1%.

(1)	Includes 678,942 shares of common stock held by the Scott and Sandy Sutton Revocable Trust, for which Mr. Sutton and his spouse serve as trustees, and 25,000 shares of common stock issuable upon exercise of options, directly held by Mr. Sutton, vested on February 5, 2007. It does not include 50,000 shares of common stock issuable upon exercise of stock options which are exercisable in two equal annual installments commencing in February 2008.

(2)	Includes 34,101 shares of common stock, 16,304 shares of common stock issuable upon exercise of outstanding warrants, and 76,901 shares issuable upon exercise of options vested in March and May 2007. It does not include 13,587 shares of common stock issuable upon exercise of stock options which are exercisable commencing in March 2008 and 17,934 shares of common stock issuable upon exercise of stock options which are exercisable commencing in May 2008.

(3)	Includes (i) 279,052 shares of common stock owned directly by Mr. Pusey, (ii) 45,431 shares of common stock issuable upon exercise of outstanding warrants owned directly by Mr. Pusey, (iii) 50,144 shares of common stock issuable upon exercise of stock options vested commencing in March 2005 owned directly by Mr. Pusey, (iv) 73,228 shares of common stock owned by Mr. Pusey’s spouse, (v) 28,260 shares of common stock owned by Mr. Pusey’s daughter, (vi) 42,000 shares of common stock issuable upon exercise of warrants owned by Mr. Pusey’s spouse, (vii) 10,500 shares of common stock issuable upon exercise of warrants owned by Mr. Pusey’s daughter, and (viii) 5,435 shares of common stock owned by Cambridge Holdings, Ltd., of which Mr. Pusey is the president, principal shareholder and a director, for which he disclaims beneficial ownership, and (ix) 5,000 shares of common stock issuable upon exercise of outstanding warrants owned by Cambridge Holdings, for which Mr. Pusey disclaims beneficial ownership. It does not include 27,174 shares of common stock issuable upon exercise of stock options which are exercisable in installments commencing in October 2007; 5,435 shares of common stock issuable upon exercise of stock options which are exercisable in installments commencing in March 2008, and 13,334 shares of common stock issuable upon exercise of stock options which are exercisable in installments commencing in May 2008.

(4)	Includes (i) 42,848 shares of common stock owned directly by Mr. McGonegal, (ii) 1,087 shares of common stock owned by the McGonegal Family Partnership, of which Mr. McGonegal is the general partner and for which he disclaims beneficial ownership, and (iii) 53,098 shares of common stock issuable upon exercise of stock options vested commencing in September 2003 owned directly by Mr. McGonegal. It does not include 40,761 shares of common stock issuable upon exercise of stock options which are exercisable in installments commencing in October 2007, 1,359 shares of common stock issuable upon exercise of stock options which are exercisable in installments commencing in March 2008, and 5,000 shares of common stock issuable upon exercise of stock options which are exercisable in installments commencing in May 2008.

(5)	Includes 21,450 shares of common stock issuable upon exercise of stock options vested commencing in March 2006. It does not include 15,724 shares of common stock issuable upon exercise of stock options which are exercisable in installments commencing in March 2008.

(6)	Includes 21,450 shares of common stock issuable upon exercise of stock options vested commencing in March 2006. It does not include 15,724 shares of common stock issuable upon exercise of stock options which are exercisable in installments commencing in March 2008.

(7)	Includes 16,999 shares of common stock issuable upon exercise of stock options vested commencing in July 2005. It does not include 20,001 shares of common stock issuable upon exercise of stock options which are exercisable in installments commencing in March 2008.

(8)	Does not include 27,000 shares of common stock issuable upon exercise of stock options which are exercisable in installments commencing in December 2007.

(9)	Includes 298,000 shares of common stock issuable upon the conversion of our convertible preferred stock and 2,480,000 shares of common stock issuable upon exercise of outstanding warrants. It does not include 1,166,667 shares of common stock ultimately issuable upon automatic conversion of our convertible notes following approval by our shareholders and 2,916,667 shares of common stock issuable upon exercise of outstanding warrants that are not exercisable until September 2007. Pursuant to an agreement we have entered into with this shareholder, the shareholder is precluded from owning more than 9.99% of our outstanding common stock at any time, except under certain defined conditions.

(10)	Includes (i) 8,152 shares of common stock issuable upon exercise of outstanding warrants, (ii) 235,555 shares of common stock beneficially owned by E. Jeffrey Peierls, the president of The Peierls Foundation, Inc., (iii) 177,027 shares of common stock beneficially owned by Brian Eliot Peierls, E. Jeffrey Peierls’ brother, and (iv) 126,537 shares of common stock beneficially owned by the U.D. Ethel F. Peierls Charitable Lead Unitrust, of which E. Jeffrey Peierls is a trustee. It does not include (A) 183,700 shares of common stock ultimately issuable upon automatic conversion of our convertible notes, owned by The Peierls Foundation, Inc., following approval by our shareholders, (B) 459,250 shares of common stock issuable upon exercise of outstanding warrants owned by The Peierls Foundation, Inc., that are not exercisable until September 2007, (C) 130,750 shares of common stock issuable upon exercise of outstanding warrants held by E. Jeffrey Peierls that are not exercisable until September 2007, (D) 52,300 shares of common stock ultimately issuable upon automatic conversion of our convertible notes, held by E. Jeffrey Peierls, following approval by our shareholders, (E) 43,250 shares of common stock issuable upon exercise of outstanding warrants held by U.D.J.N. Peierls for E. J. Peierls, for which E. Jeffrey Peierls is the beneficiary, that are not exercisable until September 2007, (F) 17,300 shares of common stock ultimately issuable upon automatic conversion of our convertible notes, held by U.D.J.N. Peierls for E. J. Peierls, for which E. Jeffrey Peierls is the beneficiary, following approval by our shareholders (G) 43,250 shares of common stock issuable upon exercise of outstanding warrants held by U.D.J.N. Peierls for B. E. Peierls, for which Brian Eliot Peierls, E. Jeffrey Peierls’ brother is the beneficiary, that are not exercisable until September 2007, and (H) 17,300 shares of common stock ultimately issuable upon automatic conversion of our convertible notes, held by U.D.J.N. Peierls for B. E. Peierls, for which Brian Eliot Peierls, E. Jeffrey Peierls’ brother, is the beneficiary, following approval by our shareholders.

Interest of our officers and directors in the matters to be acted upon

        All director nominees have an interest in the outcome of Proposal 1 (election of directors). Similarly, our directors and executive officers have an interest in the outcome of Proposal 2 (increase in number of shares available for issuance under our 2004 Stock Incentive Plan) because they may receive awards under our 2004 Stock Incentive Plan. To the best of our knowledge, no director or officer has an interest, direct or indirect, in any of the other matters to be acted upon at our annual 2007 meeting.

Section 16(a) beneficial ownership reporting compliance

        Section 16(a) of the Exchange Act requires that our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership of our equity securities with the SEC. Officers, directors, and greater than 10% shareholders are required by the SEC’s rules and regulations to furnish us with copies of all Section 16(a) forms that they file.

        We believe that our officers and directors, and persons who own more than 10% of a registered class of our equity securities complied with all Section 16(a) filing requirements during our 2006 fiscal year, except that Gregory Pusey’s Form 4 filed on September 8, 2006 was late and should have been filed on August 31, 2006. In making these statements, we have relied upon examination of copies of Forms 3, 4 and 5, and amendments thereto, provided to us and written representations of our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities.

INFORMATION ABOUT OUR DIRECTORS AND EXECUTIVE OFFICERS

Identity and background of our directors and executive officers

        The following table sets forth certain information about our directors and executive officers presented as of the date of this proxy statement.

Name	Age	Position
Scott G. Sutton (1) Gregory Pusey Jeffrey G. McGonegal Thomas R. Marinelli (1) Gail Schoettler Barry C. Loder Robert J. Williams David E. Welch(2)	42 54 56 55 63 48 66 60	Chief Executive Officer, President and Director Chairman of the Board of Directors and Secretary Chief Financial Officer Director Director Director Director Director

(1)	Mr. Marinelli assumed the position as our president effective July 1, 2006 upon Michael Siemens’ resignation from such position. On December 28, 2006, Mr. Marinelli resigned his position as our president and our board of directors appointed Mr. Sutton to replace Mr. Marinelli effective December 31, 2006. Mr. Marinelli resigned from his position as our chief executive officer effective March 23, 2007. Our board of directors appointed Mr. Sutton as our chief executive officer to replace Mr. Marinelli effective on the same date. At a special meeting of our shareholders held on December 28, 2006, our shareholders elected Mr. Sutton to serve as a director, effective December 31, 2006, until our 2007 annual meeting of shareholders or until his successor is duly elected and qualified.

(2)	On December 29, 2006, our board of directors appointed Mr. Welch to fill a vacant seat on our board of directors and to serve until our 2007 annual meeting of shareholders or until his successor is duly elected and qualified.

        In addition, Michael Siemens served as a director and our president from 1999 until his resignation from both positions effective July 1, 2006, at which time he became our executive vice president – law enforcement. We subsequently eliminated that position on August 8, 2006 at which time Mr. Siemens agreed to terminate his full-time employment with us. Michael Siemens’ brother, Matthew Siemens, served as our executive vice-president – sales and marketing from February 2003 until October 11, 2006, at which time he became our vice president – sales and marketing, a non-executive officer position. Matthew Siemens agreed to terminate his full-time employment with us on October 31, 2006.

        Our directors hold office for a period of one year from their election at the annual meeting of shareholders or until their successors are duly elected and qualified. Officers are elected by, and serve at the discretion of, our board of directors. Except as noted, none of the above individuals has any family relationship with any other.

        Provided below are descriptions of the backgrounds of our executive officers and directors and their principal occupations for the past five years:

        Scott G. Sutton became our chief executive officer effective March 23, 2007 and became our president and a director on December 31, 2006. Before joining us, he founded Vizer Group, Inc. in May of 2002, a systems integration and engineering firm which designs and installs security solutions including video surveillance, access control and intrusion detection products and services. In December of 2005, he founded Avurt International, Inc., a developer and manufacturer of non-lethal devices used for personal protection and compliance for consumers, agencies, and governments. He continues to serve as the president of both companies. We acquired Vizer Group and Avurt International in 2006. Mr. Sutton has spent the past 20 years in sales, public relations and operations management for large public and private companies. He has held senior management positions with Dayton Hudson, Corp., CompUSA, Inc., Milgard Windows, Konetix, Inc., and Hastings & Humble Public Relations, Inc. He has a B.A. degree in communications from Washington State University. Mr. Sutton became an executive officer and a director pursuant to the terms of a plan of merger, dated as of September 3, 2006, with Vizer Merger Sub, Inc., Vizer Group, Avurt International, Mr. Sutton, Mr. Sutton’s spouse Sandy and Michael Cox pursuant to which we subsequently acquired Vizer Group and Avurt International effective December 31, 2006.

        Gregory Pusey became a director in 2002 and has served as the chairman of the board of directors since October 2004. He became our secretary in March 2006. Mr. Pusey is also the president, a principal shareholder and a director of Cambridge Holdings, Ltd., a publicly-held real estate and business development firm, chairman of the board of directors and director of AspenBio Pharma, Inc., a publicly-held biomedical company, and president of Livingston Capital, Ltd., a private venture capital firm. He serves as a director of Bactolac Pharmaceuticals, Inc. (formerly known as Advanced Nutraceuticals, Inc.), a privately-held company engaged in manufacturing and marketing of vitamin and nutraceutical products. Mr. Pusey has been associated with Bactolac Pharmaceuticals and its predecessors since 1997. He holds a B.S. degree in finance from Boston College.

        Jeffrey G. McGonegal became our chief financial officer in late 2003. He also serves as senior vice president — finance of Cambridge Holdings, a publicly-held real estate and business development firm, and as chief financial officer of AspenBio Pharma, Inc., a publicly-held biomedical company. Since 1997, Mr. McGonegal has served as managing director of McGonegal and Co., a company engaged in providing accounting and business consulting services. From 1974 to 1997, he was an accountant with BDO Seidman LLP. While at BDO Seidman, Mr. McGonegal served as managing partner of the Denver, Colorado office. He was elected in 2005 to serve on the board of directors of Imagenetix, Inc., a publicly-held company in the nutritional supplements industry, and until April 2007 he was also a member of the board of directors of Applied Medical Devices, Inc., a publicly-held shell company. Mr. McGonegal received a B.A. degree in accounting from Florida State University and he is a certified public accountant licensed in Colorado.

        Thomas R. Marinelli became a director in December 2004. He also served as our chief executive officer from April 2005 and our president from July 2006 until his resignation from those positions effective March 23, 2007 and December 31, 2006, respectively. Mr. Marinelli will continue to serve as a director. He has spent the past 29 years in positions of increasing responsibilities at Chrysler Corporation and its successor, DaimlerChrysler AG, a manufacturer of automobiles and trucks and a provider of financial services, including as president of Chrysler Europe, and most recently as vice president of Chrysler and Jeep brands. He retired from DaimlerChrysler in 2004. He received a B.S. degree in finance and marketing from Boston College and an M.B.A. degree from Michigan State University. Currently he is the president of Marinelli Management, LLC, and is involved in various consulting projects to both automotive and non automotive companies.

        Gail Schoettler became a director in April 2005. She also serves on the board of directors of AspenBio Pharma, Inc., a publicly-held biomedical company, Masergy Communications, a global enterprise network service provider based in Dallas, TX, Delta Dental of Colorado, a provider of group dental health coverage and benefits, The Colorado Trust, Colorado’s largest foundation, and several non-profit organizations.  Dr. Schoettler formerly chaired the board of directors of Fischer Imaging Corp., a manufacturer of X-ray medical equipment, and served on the boards of directors of CancerVax Corp., a publicly-held biotech company, and AirGate Communications, a publicly held cellular provider, until each of the two companies were sold.  She has served as a U.S. Ambassador, head of the U.S. Defense Department’s presidential transition for global communications, security and intelligence, and as Colorado’s Lt. Governor and State Treasurer. Dr. Schoettler started two successful banks and is involved in her family’s cattle ranch, vineyards and real estate enterprises.  Dr. Schoettler has a B.A. degree in economics from Stanford University and M.A. and Ph.D. degrees in history from the University of California. Among her numerous awards is the French Legion of Honor, France’s highest civilian award.

        Barry C. Loder became a director in April 2005. He is a managing director of BCL Partners, a financial consulting firm he founded in 2000, specializing in providing merger and acquisition and corporate financing services. Mr. Loder is a cofounder of Bactolac Pharmaceuticals (formerly known as Advanced Nutraceuticals, Inc.), a privately-held company engaged in manufacturing and marketing of nutraceuticals, and served as vice president of corporate development from its inception in February 1998 until August 2000. From March 1995 to January 1998, he served as chief financial officer and later also as chief operating officer of Nutrition For Life International, Inc., a nutritional network marketing company. From October 1993 through March 1995, Mr. Loder was a financial consultant, performing corporate finance, merger and acquisition and other financing activities. He was the director of mergers and acquisitions for Allwaste, Inc. from 1992 to 1994. Mr. Loder was a co-founder of Republic Waste Industries, and served as its senior vice president of finance during 1990 and 1991. He has a M.B.A. degree from Houston Baptist University, a B.A. degree in accounting and finance from Walsh University and is a certified public accountant licensed in Texas.

        Robert J. Williams became a director in July 2005. He is an independent consultant to corporations pursuing government contract awards. Mr. Williams was employed by Ford Motor Company, a manufacturer of automobiles and trucks and a provider of financial services, from 1966 to 2001, serving in a wide variety of positions, including manager of Ford’s government sales department, the department responsible for sales to federal, state and local government agencies. In this position with Ford, Mr. Williams established the Ford police advisory board, a cooperative effort between police agencies and Ford engineers. He has a B.A. degree in economics from Creighton University and also pursued post-graduate study in business administration there. Mr. Williams served in the U.S. Army from 1963 to 1965, earning a direct commission as a second lieutenant.

        David E. Welch became a director on December 29, 2006. Mr. Welch has served as vice president and chief financial officer of American Millennium Corporation, Inc., a publicly-held provider of integrated hardware and software solutions used in wireless remote monitoring, control, and tracking, located in Golden, CO, since April 2004. He also is a self-employed financial consultant. Between July 1999 and June 2002, Mr. Welch served as chief financial officer, secretary and treasurer of Active Link Communications, Inc., a publicly-held provider of data networking and mobile computing solutions. After it was acquired by Mobility Concepts, Active Link Communications filed for Chapter 7 bankruptcy in the U.S. Bankruptcy Court for the Northern District of Illinois on September 25, 2003, and subsequently liquidated. The State of Colorado administratively dissolved the company in September 2004. Subsequent to that, the SEC revoked the registration of Active Link Communications’ securities in July 2005. During 1998, Mr. Welch served as chief information officer for Language Management International, Inc., a multinational translation firm located in Denver, Colorado. From 1996 to 1997, he was director of information systems for Mircromedex, Inc., an electronic publishing firm, located in Denver, Colorado. Mr. Welch is also a director of AspenBio Pharma, a publicly-held biomedical company, Bactolac Pharmaceuticals (formerly known as Advanced Nutraceuticals, Inc.), a privately-held company engaged in manufacturing and marketing of vitamin and nutraceutical products, and Communication Intelligence Corporation, a publicly-held provider of electronic signature solutions for the financial services industry. He has a B.S. degree in accounting from the University of Colorado and is a certified public accountant licensed in Colorado.

        There are no material proceedings to which any director, executive officer or affiliate of SWAT, any owner of record or beneficially of more than 5% of any class of voting securities of SWAT, or security holder is a party adverse to SWAT or has a material interest adverse to SWAT.

        Other than as described in the biographical information above about our directors and executive officer and to the best of our knowledge, none of the following events has occurred during the past five years that are material to an evaluation of the ability or integrity of any of our directors, director nominees, executive officers, promoters or control persons: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Identity and background of significant employees

        The following is biographical information regarding our significant employees:

        Ben Cook is the director of our Division X and also serves as the chief instructor for Division X’s training group, Veritas Tactical, which provides training for military, law enforcement and civilians.  He is also responsible for driving product development for both our Avurt and Veritas Tactical business units.  Before joining us, Mr. Cook was the general manager in charge of all daily operations for BTB Inc., a sporting goods business generating $5.5 million in annual sales, between 2002 and 2004.  He has more than 10 years of experience in the firearms industry where he has held various management and sales consulting positions.  As a marketing consultant for Real Action Marker, a producer of simulation weapons for training, he tripled sales in less than one year.  Mr. Cook holds an M.B.A. in marketing from the University of Colorado at Denver, a B.A. degree in behavioral science from the Metropolitan State College in Denver, Colorado, and a practitioner’s certification in project management from the University of Colorado at Denver.

        Michael Cox became our vice president – engineering effective December 31, 2006. Before that, he was an original founder of Vizer Group, a technology based security integrations firm we recently acquired. Mr. Cox was instrumental in the development of Vizer Group’s technologies including the Avurt launcher, a proprietary non-lethal personal protection device. With us, he manages all aspects of engineering and manufacturing of the Avurt launcher, as well as product development and system design for our Vizer Group business unit. Prior to co-founding Vizer Group, Mr. Cox, founded Jericho Networks, a Denver based head-hunting and recruiting professional services firm serving the telecommunications industry. From 1998 to 2001, he was the director of outsourced solutions for Broadbay Networks, Inc., a solutions provider to the broadband industry located in San Francisco, CA, where he focused on unique service models for high-growth broadband customers. Mr. Cox has a B.A. in Psychology from the University of Kansas in Lawrence, Kansas. Mr. Cox became an officer pursuant to the terms of a Plan of Merger, dated as of September 3, 2006, with Vizer Merger Sub, Inc., Vizer Group, Avurt International, Scott G. Sutton, Sandy Sutton and Mr. Cox pursuant to which we subsequently acquired Vizer Group and Avurt International effective December 31, 2006.

        Corey Holland is the director of our technology division. Before joining us, he spent eight years in various management positions at TimeCentre, Inc., a software development company, including director of operations, business development manager and senior sales representative. Mr. Holland has additional experience from software and service providing organizations where he sold, installed and trained customers on new human resources, payroll and time attendance software while building and maintaining a sales pipeline. He has a B.S. in electronics engineering from Denver Technical College and is in the process of completing his M.B.A. degree from Colorado State University.

        Greg Milan serves as our vice president of sales and has over 15 years of sales experience in the medical, aerospace, consumer and industrial markets. His experience includes working for Fortune 500 companies, such as Johnson & Johnson and General Mills, as well as midsized and small companies. Before joining us, Mr. Milan was the director of sales of Syncroness Inc., a midsized engineering firm, and led the re-growth of its business by more than doubling the company’s revenues in the first year through implementation of successful sales processes and solid strategic direction. He has a B.S. degree in packaging engineering from Michigan State University.

        Thomas Muenzberg became our vice president – finance effective December 31, 2006. Since August 2005, he had been the chief financial officer of Vizer Group, a technology based security integration firm that we recently acquired. As chief financial officer of Vizer Group, Mr. Muenzberg was responsible for financing Vizer Group’s early growth as well as ensuring its financial stability and second tier investment. His background includes management positions in commercial banking with Key Bank NA, from April 2003 to February 2005, as well as investment brokerage consulting from July 2001 to April 2003. From February 2005 to August 2005 he served as chief operating officer with Genethera, Inc., a Colorado based, publicly traded biotech company specializing in the commercialization of proprietary diagnostic solutions for bovine spongiform encephalopathy (BSE) otherwise known as “mad cow disease.” In this role Mr. Muenzberg negotiated contracts, joint ventures, and general agreements with private, public and government organizations. He engaged in operational planning, budgeting and business planning for the commercialization of specific products. Mr. Muenzberg set the strategic course for product and process development and implemented project planning to increase revenue generation via multiple partnerships and collaborative agreements. Mr. Muenzberg has an M.B.A. degree with an emphasis in international business from Regis University, Denver, Colorado, and a B.A. degree in finance from Metropolitan State College of Denver. He became an officer pursuant to the terms of a Plan of Merger, dated as of September 3, 2006, with Vizer Merger Sub, Inc., Vizer Group, Avurt International, Scott G. Sutton, Sandy Sutton and Michael Cox pursuant to which we subsequently acquired Vizer Group and Avurt International effective December 31, 2006.

Corporate governance

        Our board of directors oversees the business and affairs of SWAT and monitors the performance of our management. The board of directors held three meetings and took action by unanimous written consent seven times during the fiscal year ended December 31, 2006. No director attended fewer than 80% of the total number of all meetings of our board of directors and any committee on which the director served during our 2006 fiscal year. Currently, our board of directors has seven members: Thomas R. Marinelli, Gregory Pusey, Scott G. Sutton, Barry Loder, Gail Schoettler, David E. Welch and Robert J. Williams. Mr. Sutton became a director on December 31, 2006 and Mr. Welch on December 29, 2006.

        Our policy regarding directors’ attendance at our annual meetings of shareholders is that all directors are expected to attend, absent extenuating circumstances. All members of our board of directors attended our 2006 annual meeting of shareholders.

Director Independence

        Our board of director follows the standards of independence established under the Nasdaq rules in determining if directors are independent and has determined that each of the following directors is an “independent director” under those rules: Mr. Loder, Ms. Schoettler, Mr. Welch and Mr. Williams. The board of directors based these determinations primarily on a review of the responses of the directors and executive officers to questions regarding employment and transaction history, affiliations and family and other relationships and on discussions with the directors. In this proxy statement the directors who have been affirmatively determined by the board of directors to be “independent directors” under this rule are referred to individually as an “independent director” and collectively as the “independent directors.”

        Our board of directors also has determined that each member of the three committees of the board of directors meets the independence requirements applicable to those committees prescribed by the Nasdaq rules and the SEC.

        No independent director receives, or has received, any fees or compensation from the company other than compensation received in his or her capacity as a director. There were no transactions, relationships or arrangements not otherwise disclosed that were considered by the board of directors in determining that any of the directors are independent.

Committees of our board of directors

        Our board of directors has appointed an audit committee, a compensation committee and a nominating and corporate governance committee. The membership and duties of each committee are summarized below. The members of all committees are independent directors under the Nasdaq and SEC rules.

        Audit committee. We have a separately designated standing audit committee of the board of directors established in accordance with Section 3(a)(58)(A) of the Exchange Act. The audit committee performs the following functions, among others:

•	Directly appoints, retains and compensates our independent auditor and pre-approves all auditing and non-auditing services of the independent auditor;
•	Evaluates the independent auditor's qualifications, performance and independence;
•	Discusses the scope of the independent auditors' examination;
•	Reviews and discusses the annual audited financial statements and quarterly financial statements with management and the independent auditor and the report of the independent auditor thereon;
•	Assesses our accounting practices and policies;
•	Reviews and approves of all related-party transactions, including transactions between us and our officers or directors or affiliates of officers or directors;
•	Develops, and monitors compliance with, a code of ethics for senior financial officers;
•	Develops, and monitors compliance with, a code of conduct for all our employees, officers and directors;
•	Establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters; and
•	Establishes procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

        The audit committee is governed by a charter. The committee reviews the charter annually and updates it as appropriate. A copy of the charter is available on our website at www swat-systems.com under “Investor Relations” and “Corporate Governance.” Our audit committee met five times during the 2006 fiscal year. The members of our audit committee currently are David E. Welch (chair), Gail Schoettler, Robert J. Williams and Barry C. Loder, each of who is a non-employee member of our board of directors. We believe that the composition of our audit committee meets the criteria for independence under, and the functioning of our audit committee complies with the applicable requirements of, the Nasdaq and SEC rules. The board of directors has determined that Mr. Welch is an “audit committee financial expert” as this term is defined under Item 407(d)(5) of Regulation S-B under the Securities Act and the Exchange Act, and that the other members of the audit committee satisfy the financial literacy requirements for audit committee members under the Nasdaq and SEC rules.

        Compensation committee. Our board of directors established the compensation committee to perform the following functions, among others:

•	Develops executive compensation philosophy and establishes and annually reviews and approves policies regarding executive compensation programs and practices;

•	Reviews and approves corporate goals and objectives relevant to our chief executive officer’s compensation, evaluates our chief executive officer’s performance in light of those goals and objectives and sets the chief executive officer’s compensation based on this evaluation;
•	Reviews our chief executive officer’s recommendations with respect to, and approves annual compensation for, our other executive officers;
•	Establishes and administers annual and long-term incentive compensation plans for key executives;
•	Recommends to our board of directors for its approval compensation of our directors and the chairman of the board.
•	Recommends to our board of directors for its approval and, where appropriate, submission to our shareholders, incentive compensation plans and equity-based plans;
•	Recommends to our board of directors for its approval changes to executive compensation policies and programs; and
•	Reviews and approves all special executive employment, compensation and retirement arrangements.

        The compensation committee is governed by a charter. The committee reviews the charter annually and updates it as appropriate. A copy of the charter is available on our website at www swat-systems.com under “Investor Relations” and “Corporate Governance.” The compensation committee met three times during our 2006 fiscal year. The members of our compensation committee currently are Robert J. Williams (chair), Gail Schoettler, Barry C. Loder and David E. Welch. We believe that the composition of our compensation committee meets the criteria for independence under, and the functioning of our audit committee complies with the applicable requirements of, the Nasdaq and SEC rules.

        Nominating and Corporate Governance Committee. Our board of directors established the nominating and corporate governance committee to perform the following functions, among others:

•	Reviews, approves and recommends for board consideration director candidates and advises the board of directors with regard to nomination or election of director candidates;
•	Determines procedures for the review, approval and recommendation of director candidates, as appropriate;
•	Determines procedures for the consideration of shareholder-recommended board candidates;
•	Recommends to our board of directors standards regarding the definition of “independence” as such term relates to directors (taking into account, among other things, Nasdaq requirements and any other laws and regulations applicable to us);
•	Establishes performance criteria/expectations for directors in areas of attendance, preparedness, candor and participation; and
•	Develops, reviews and recommends to our board of directors, as appropriate, principles and policies relating to corporate governance, and monitors compliance with and the effectiveness of such principles and policies, as appropriate.

        The functions performed by the nominating and corporate governance committee also include identifying potential director candidates and making recommendations as to the size, functions and composition of our board of directors and its committees. In making nominations, our nominating and corporate governance committee is required to submit candidates who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the board, in collectively serving the long-term interests of our shareholders.

        The committee is governed by a charter. A copy of the charter is available on our website at www swat-systems.com under “Investor Relations” and “Corporate Governance.” The nominating committee met two times during our 2006 fiscal year. The members of our nominating and corporate governance committee currently are Gail Schoettler (chair), Robert J. Williams, Barry C. Loder and David E. Welch, each of who is an independent director.

Underwriter’s board rights

        Pursuant to the underwriting agreement we entered into in connection with our public offering in July 2005, we have agreed, for a period of not less than two years from the date of our public offering, to engage a designee of the representatives of the underwriters as an advisor to our board of directors. Such advisor may attend meetings of our board of directors, receive all notices and other correspondence and communications sent by us to members of our board of directors and receive compensation equal to the highest compensation of our non-employee directors, excluding the chairpersons of our audit committee and nominating and corporate governance committee. In addition, such advisor is entitled to receive reimbursement for all costs incurred in attending such meetings, including costs incurred for food, lodging and transportation. The advisor will have none of the duties, rights, or powers of a director.

Process for nomination of directors and qualifications of director nominees

        Shareholders meeting the requirements set forth below who want to recommend a director candidate may do so in accordance with our bylaws and the following procedures established by our nominating committee. We will consider all director candidates recommended to the nominating committee by shareholders owning at least 5% of our outstanding shares of common stock at all times during the year preceding the date on which the recommendation is made that meet the qualifications for becoming a director established by our board of directors. To make a nomination for director for election at an annual meeting, a shareholder must submit a written nomination solicitation notice to our nominating committee at our principal executive offices not less than 120 days before the one year anniversary date of when our proxy statement for our previous annual meeting was mailed to shareholders, or such other deadline that may be announced by our board of directors. The written nomination solicitation notice must contain the following material elements, as well as any other information reasonably requested by us or our nominating committee:

•     the name and address, as they appear on our books, of the shareholder giving the notice or of the beneficial owner, if any, on whose behalf the nomination is made;

•     a representation that the shareholder giving the notice is a holder of record of our common stock entitled to vote at the annual meeting in question and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice;

•    a complete biography of the director nominee, including full employment history, as well as consents to permit us to complete any due diligence investigations to confirm the director nominee’s background, as we believe to be appropriate;

•     the disclosure of all special interests and all political and organizational affiliations of the director nominee;

•    a signed, written statement from the director nominee as to why the director nominee wants to serve on our board of directors, and why the director nominee believes that he or she is qualified to serve;

•    a description of all arrangements or understandings between or among any of the shareholders giving the notice, the beneficial owner, if any, on whose behalf the notice is given, each director nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice;

•    such other information regarding each director nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed pursuant to the SEC’s proxy rules should the nominee be nominated by our board of directors; and

•    the signed consent of each director nominee to serve as a director if so elected.

        In addition to shareholder recommendations, our nominating committee receives director candidates for consideration for nomination to the board of directors from other sources. Our nominating committee has not established a formal process for identifying and evaluating nominees due to the committee’s desire to approach the nominations process according to the composition of our board of directors at the time. Board members and management periodically suggest possible candidates. The nominating committee may engage, but never has, a third party to assist in identifying potential candidates. In 2006, our nominating committee did not receive any candidate suggestions from beneficial owners of more than 5% of our common stock.

        Our nominating committee does not have any specific criteria that it believes nominees for election as directors must meet. In considering director candidates, our nominating committee will consider such factors as it deems appropriate to assist in developing a board and committees that are diverse in nature and comprised of experienced and seasoned advisors. Generally, the qualifications we seek in a director candidate include: being an individual of the highest professional and personal ethics and values; having broad experiences at the policy-making level obtained from prior experience in business, government, education, technology or public interest; having the ability to provide insights and practical wisdom based on the individual’s experience and expertise; being committed to enhancing shareholder value; having sufficient time to effectively carry out duties as a director; and being independent. Each director nominee is evaluated in the context of the qualifications of the members of our full board of directors as a whole, with the objective of establishing a board that can best perpetuate our success and represent shareholder interests through the exercise of sound judgment. Each director nominee will be evaluated considering the relevance to us of the director nominee’s skills and experience, which must be complementary to the skills and experience of the other members of our board of directors. Our nominating committee will evaluate each director nominee in light of these criteria through reviews of biographical and other information, input from others, including members of our board of directors and our executive officers, and personal discussions with the director nominee when warranted by the results of these other assessments. The committee will evaluate any director nominee recommended by our shareholders under the same process. In determining whether to recommend to the board of directors the nomination of a director nominee who is a member of our board of directors, the nominating committee will review the board performance of such director nominee and solicit feedback about the director nomine from other directors.

        We have not engaged the services of or paid a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.

        For our 2007 annual meeting, our director nominees are: Thomas R. Marinelli, Gregory Pusey, Scott G. Sutton, Barry Loder, Gail Schoettler, David E. Welch and Robert J. Williams. Each of the director nominees is currently serving on our board of directors, although Mr. Welch was elected by our board of directors to fill a vacancy and was not elected by our shareholders, and our management recommended their re-election.

Code of ethics

        Our board of directors has adopted a code of ethics within the meaning of Item 406(b) of Regulation S-B under the Securities Act and the Exchange Act. The code of ethics applies to all of our officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our code of ethics codifies the business and ethical principles that govern all aspects of our business.

        A copy of our code of ethics is available on our website at www.swat-systems.com under “Investor Relations” and “Corp. Governance.” We undertake to provide a copy of the code of ethics to any person, at no charge, upon a written request. All written requests should be directed to: Security With Advanced Technology, Inc., 10855 Dover Street, Suite 1000, Westminster, CO 80021, Attention: Corporate Secretary.

Shareholder communications with our board of directors

        Our board of directors desires to foster open communications with our shareholders regarding issues with a legitimate business purpose affecting SWAT. Each director is willing to accept correspondence. Communications from shareholders should be in the form of written correspondence and sent via registered mail or overnight delivery to Security With Advanced Technology, Inc., 10855 Dover Street, Suite 1000, Westminster, CO 80021, Attention: Corporate Secretary. Electronic submissions of shareholder correspondence will not be accepted. The correspondence shall include supporting documentation evidencing the shareholder’s stock or other holdings in SWAT. The corporate secretary shall pass on any such communication, other than a solicitation for a product or service or a request for copies of reports filed with the SEC, to the appropriate director. Any shareholder correspondence addressed generically to the board of directors will be forwarded to the chairman of the board.

Audit Committee Report

        The audit committee has furnished the following report detailing its policies and responsibilities relating to the auditing of SWAT’s consolidated financial statements for the fiscal year ended December 31, 2006. The information contained in this report is not to be deemed to be “soliciting material” or to be “filed” with the SEC, nor is such information to be incorporated by reference into any of SWAT’s future statements or reports filed with the SEC under the Securities Act or the Exchange Act, even if this proxy statement is incorporated into any such statements or reports, except to the extent that the company specifically incorporates this information by reference into such filing.

        The members of the audit committee for the year ended December 31, 2006 were Barry C. Loder, Gail Schoettler and Robert J. Williams, each of who is a non-employee member of SWAT’s board of directors and meets the independence standard under the Nasdaq and SEC rules. Mr. Loder served as the chairman of the committee and he qualified as an audit committee financial expert as defined under SEC rules. SWAT appointed David E. Welch to the audit committee as its chairman upon his joining the board of directors as of December 29, 2006. Mr Welch qualifies as an audit committee financial expert as defined under SEC rules. SWAT’s board of directors has adopted a written charter for the audit committee. A copy of the charter is available on SWAT’s website at www swat-systems.com under “Investor Relations” and “Corporate Governance.”

        The audit committee oversees SWAT’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements for the fiscal year ended December 31, 2006 in the annual report on Form 10-KSB with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

        Together with our independent registered public accounting firm, GHP Horwath, P.C. (who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America), the audit committee reviewed the auditors’ judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the audit committee under auditing standards generally accepted in the United States of America. The audit committee’s discussed with the auditor the matters required to be discussed pursuant to Statement of Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards) (AICPA, Professional Standards, Vol. 1, AU section 380). In addition, the audit committee has discussed the independence of GHP Horwath, P.C. from management and our company generally, and received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

        The audit committee discussed with GHP Horwath, P.C. the overall scope and plans for the audit. The audit committee met with GHP Horwath, P.C., with and without management present, to discuss the results of their examination, their evaluation of our internal controls, and the overall quality of our financial reporting.

        Based on the review and discussions above with management and the independent accountants concerning the quality of accounting principles, reasonableness of significant judgments, clarity of disclosures in the financial statements, results of the annual audit and other matters to be communicated to the audit committee by the independent accountants under generally accepted auditing standards, the audit committee recommended to the board of directors that the audited financial statements be included in SWAT’s annual report on Form 10-KSB for the most recent fiscal year for filing with the SEC.

All members of the audit committee concur in this report:

David E. Welch
Barry C. Loder
Gail Schoettler
Robert J. Williams

COMPENSATION OF OUR EXECUTIVE OFFICERS AND DIRECTORS

General

        The compensation committee of our board of directors establishes the salary and other compensation of the chief executive officer, reviews and approves the salary and other compensation of the other named executive officers, and provides oversight of our compensation programs. The compensation committee consists entirely of non-employee, independent members of our board of directors. The compensation committee may engage consultants in determining or recommending the amount or form of compensation paid to our directors and executive officers. In 2006, the compensation committee did not engage a consultant to assist it in carrying out its responsibilities with respect to executive compensation.

        Our board of directors established the compensation committee to perform the following functions, among others:

•	Develops executive compensation philosophy and establishes and annually reviews and approves policies regarding executive compensation programs and practices;
•	Reviews and approves corporate goals and objectives relevant to our chief executive officer’s compensation, evaluates our chief executive officer’s performance in light of those goals and objectives and sets the chief executive officer’s compensation based on this evaluation;
•	Reviews our chief executive officer’s recommendations with respect to, and approves annual compensation for, our other executive officers;
•	Establishes and administers annual and long-term incentive compensation plans for key executives;
•	Recommends to our board of directors for its approval compensation of our directors and the chairman of the board.
•	Recommends to our board of directors for its approval and, where appropriate, submission to our shareholders, incentive compensation plans and equity-based plans;
•	Recommends to our board of directors for its approval changes to executive compensation policies and programs; and
•	Reviews and approves all special executive employment, compensation and retirement arrangements.

Objectives of our compensation program

        The primary objective of our executive compensation program is to attract and retain highly skilled executive officers who will motivate and inspire employee behavior that fosters a high performance culture and who will manage us in a manner that promotes our growth and profitability and advances the interests of our shareholders. Additional objectives of our executive compensation program are to recognize individual initiative and achievements, align executive pay with shareholders’ interests, and unite the entire executive management team to a common objective.

Executive compensation principle

        Our executive compensation program consists of base salaries, annual cash incentive payments in the form of annual bonuses and long-term equity incentives generally in the form of incentive stock option grants. We use these components of executive compensation together to strike an appropriate balance between cash and stock compensation and between short-term and long-term incentives.

How we determine executive pay levels

        The compensation committee reviews our executive compensation program and its elements. The compensation committee reports its decisions relating to the compensation of our executive officers to the full board of directors.

        The role of our chief executive officer in the compensation process is to recommend to the compensation committee the new annual base salaries and annual bonuses as well as any equity compensation for the named executive officers.

        In determining the compensation of our executive officers, the compensation committee evaluates total overall compensation, as well as the mix of salary, cash bonus incentives and equity incentives, using a number of factors including the following:

•	our financial and operating performance, measured by attainment of specific strategic objectives and operating results;
•	the duties, responsibilities and performance of each executive officer, including the achievement of identified goals for the year as they pertain to the areas of our operations for which the executive is personally responsible and accountable;
•	historical cash and equity compensation levels; and
•	comparative industry market data to assess compensation competitiveness.

        With respect to comparative industry data, the compensation committee reviews executive officer salaries and evaluates compensation structures of comparable companies in a compensation survey conducted by the Mountain States Employers Council.

Summary compensation table

        The following table sets forth information regarding annual and long-term compensation with respect to the fiscal years ended December 31, 2006 and 2005, paid or accrued by us to or on behalf of those persons who were, during the fiscal year ended December 31, 2006, our principal executive officer and our two most highly compensated executive officers serving as such as of December 31, 2006 whose compensation was in excess of $100,000, and up to two additional individuals for whom disclosure would have been provided but for the fact that the individuals were not serving as executive officers as of December 31, 2006. We also refer to these individuals herein as our “named executive officers.”

Name and principal position	Year	Salary ($)		Bonus ($)	Stock awards (1) ($)	Option awards (1) ($)	Non-equity incentive plan compensation ($)	Change in pension value and non-qualifying deferred compensation earnings ($)	All other compensation ($)		Total ($)
Scott G. Sutton	2006	-0-		-0-	-0-	-0-	-0-	-0-	-0-		-0-
President, Chief Executive Officer and director(2)	2005	-0-		-0-	-0-	-0-	-0-	-0-	-0-		-0-

Thomas Marinelli	2006	117,846		-0-	-0-	71,990	-0-	-0-	243	(4)	190,079
Former President and chief executive officer(3)	2005	90,000		-0-	-0-	76,126	-0-	-0-	137	(4)	166,263

Jeffrey G McGonegal	2006	59,231		-0-	-0-	68,301	-0-	-0-	243	(4)	127,775
Chief financial officer (5)	2005	51,000		-0-	-0-	65,774	-0-	-0-	164	(4)	116,938

Michael Cox	2006	-0-		-0-	-0-	-0-	-0-	-0-	-0-		-0-
Vice president - engineering (6)	2005	-0-		-0-	-0-	-0-	-0-	-0-	-0-		-0-

Michael Siemens	2006	136,854	(8)	-0-	-0-	69,354	-0-	-0-	4,768	(4)	210,976
Former president(7)	2005	135,330		-0-	-0-	67,187	-0-	-0-	6,667	(4)	209,184

Matthew Siemens	2006	176,602	(10)	-0-	-0-	86,014	-0-	-0-	5,960	(4)	268,576
Former executive vice president - sales and marketing(9)	2005	150,100		-0-	-0-	89,195	-0-	-0-	6,821	(4)	246,116

(1)	See footnotes 2 and 8 to our consolidated financial statements. Other than for the exercise price, options are granted to executives at no cost basis.

(2)	Mr. Sutton joined us effective December 31, 2006 upon the completion of the Vizer merger. His employment agreement provides for annual compensation of $140,000.

(3)	Under the terms of Mr. Marinelli’s employment agreement which commenced in 2005 and expired as of March 31, 2007, we paid $72,000 in 2006 and $54,000 in 2005 of the compensation he received to his service company. In 2005, we granted Mr. Marinelli 54,348 stock options exercisable into our common stock at an exercise price of $3.50 per share, vesting 25% annually in advance. In 2006, we granted Mr. Marinelli 26,900 stock options, exercisable at $4.93 per share and vesting 33.3% annually in arrears.

(4)	Consists of group medical and life insurance benefits paid on behalf of the executive as part of our employee group medical plan.

(5)	In 2005 we granted Mr. McGonegal 5,435 stock options, exercisable at $3.50 per share and vesting 25% annually in advance. In 2006, we granted Mr. McGonegal 7,500 options, exercisable at $4.93 per share and vesting 33.3% annually in arrears.

(6)	Mr. Cox joined us effective as of December 31, 2006 upon the completion of the Vizer merger. His employment agreement provides for annual compensation of $125,000.

(7)	Mr. Siemens served as a director and our president between September 1999 and July 2006. Mr. Siemens resigned as a director and our president on July 1, 2006 and subsequently left our full time employment on August 8, 2006. In 2005, we granted Mr. Siemens 8,152 stock options, exercisable at $3.85 per share and vesting 25% annually in advance. In 2006, we granted Mr. Siemens 10,000 stock options, exercisable at $4.93 per common share and vesting 33.3% annually in arrears. Included with Mr. Siemens compensation is approximately $9,000 in rental housing allowance we paid him in 2005 and approximately $21,000 in deferred salary paid to him upon the July 2005 closing of our public offering.

(8)	Pursuant to the terms of his employment agreement, we are paying Mr. Siemens $500 per month as a consultant on a part-time basis through December 31, 2008.

(9)	Mr. Siemens served as our executive vice president –sales and marketing between February 2003 and October 11, 2006, at which time he became our vice president –sales and marketing, a non-executive officer. Mr. Siemens subsequently left our full time employment on October 31, 2006. In 2005, we granted Mr. Siemens 16,304 stock options, exercisable at $3.85 per share and vesting 25% annually in advance. In 2006, we granted Mr. Siemens 10,000 stock options, exercisable at $4.93 per common share and vesting 33.3% annually in arrears.

(10)	Pursuant to the terms of his employment agreement, we are paying Mr. Siemens $500 per month as a consultant on a part-time basis through December 31, 2008.

Employment contracts and termination of employment and change-in-control arrangements

        We have entered into employment agreements with each of Scott G. Sutton (the terms of Mr. Sutton’s employment agreement did not change upon his becoming our chief executive officer effective March 23, 2007), Jeffrey G. McGonegal, Gregory Pusey, Michael Cox and Thomas Muenzberg. Under these agreements, we employ Mr. Sutton as our president and chief executive officer at an annual salary of $140,000, Mr. McGonegal as our chief financial officer at an annual salary of $110,000, Mr. Pusey as our secretary and the chairman of our board of directors at an annual salary of $100,000, Mr. Cox as our vice president – engineering at an annual salary of $125,000, and Mr. Muenzberg as our vice president – finance at an annual salary of $100,000. The employment agreements for Messrs. Sutton, Cox and Muenzberg expire on January 1, 2009. The employment agreements for Messrs. McGonegal and Pusey expire on May 31, 2007. The employment agreements for Messrs. McGonegal and Pusey provide that each will devote substantial business time to our activities, but do not require that they devote any specific percentage of their time to us. Each agreement provides that our board of directors, based upon recommendations of our compensation committee, will create a bonus plan for each of the above-mentioned officers. Our board of directors will determine the terms and objectives of the bonus plan. In the event that we terminate the employment of any of the above-mentioned officers without cause (as such term is defined in the employment agreements), upon an officer’s death or disability (as such term is defined in the employment agreements) or an officer terminates his employment for good reason (as such term is defined in the employment agreements), we are required to pay such officer his salary for a period of six months (in the case of Mr. Muenzberg, three months, which time period is extended to six months following Mr. Muenzberg’s completion of one year of continuous employment) according to our customary payroll practices and, except upon the officer’s death, he would be entitled to receive benefits during that same period. In addition, in the case of Messrs. Sutton and Cox, we would be required to pay such officers an amount equal to 66.67% of his pro-rata portion (in Mr. Sutton’s case, including the pro rata portion of Mr. Sutton’s spouse) of the unearned Vizer earn-out payment pursuant to the terms of the Plan of Merger described below, payable in equal monthly installments over the number of full months remaining in the earn-out period. After a change in control (as such term is defined in the employment agreements), in the event that we terminate any of the above-mentioned officers’ employment without cause (as such term is defined in the employment agreements) or upon such officer’s death, we are required to pay such officer his salary for a period of twelve months according to our customary payroll practices and he would be entitled to receive benefits during that same period. Also, in the case of Messrs. McGonegal and Pusey, each employment agreement also provides that if we terminates such officer’s employment without cause (as such term is defined in the employment agreement), or if such officer terminates his employment for good reason (as such term is defined in the employment agreement), the executive may elect to continue to be employed by us through December 31, 2008 and receive a salary of $500 per month. The executive would then be required to provide only limited services not to exceed two hours per month on an as requested basis. The extended term was included in the agreements to permit each of these executives to maintain employment with us and to continue to qualify for the right to maintain their options to acquire our common stock. The employment agreements also contain non-disclosure, non-competition, non-solicitation and non-disparagement covenants.

        We entered into the employment agreements with Messrs. Sutton, Cox and Muenzberg pursuant to the terms of our Plan of Merger, dated as of September 3, 2006, with Vizer Merger Sub, Inc., Vizer Group, Avurt International, Scott G. Sutton, Sandy Sutton and Michael Cox pursuant to which we acquired Vizer Group and Avurt International effective December 31, 2006. Pursuant to the terms of the Plan of Merger, we entered into registration rights agreements with Mr. Sutton, Mr. Sutton’s spouse Sandy and Mr. Cox, whereby Mr. Sutton and Mr. Cox received piggyback registration rights in connection with any underwritten registration of our securities. In the event of a termination of Mr. Sutton’s or Mr. Cox’s employment without cause (as such term is defined in the employment agreements), the officer has the right, exercisable once within six months of the date of termination, to cause us to register the shares of common stock we issued to such officer in connection with the Vizer merger (including any shares issued pursuant to the earn-out arrangement discussed above).

        Our board of directors accepted Thomas R. Marinelli’s resignation as our chief executive officer effective March 23, 2007. We agreed to continue to pay his salary and provide him with benefits through the expiration date of his employment agreement, March 31, 2007. Mr. Marinelli’s employment agreement commenced on April 1, 2005. Pursuant to his employment agreement, he received an annual salary of $120,000 and was eligible for bonuses under a bonus plan created by our board of directors. Mr. Marinelli was eligible for severance payments and benefits during three months, under certain circumstances. We are not required to make any severance payments to Mr. Marinelli in connection with his resignation.

        Our board of directors accepted the resignations of two other executive officers during 2006, Matthew Siemens and Michael Siemens. Matthew Siemens became our executive vice-president – sales and marketing in February 2003 and became our vice president – sales and marketing, a non-executive officer, in October 2006. Matthew Siemens agreed to terminate his full-time employment with us in October 2006 and under the terms of his employment agreement will be compensated as a part time consultant to the company until December 31, 2008. Michael Siemens served as our president and a director from 1999 until his resignation from both positions effective July 1, 2006, at which time he became our executive vice president – law enforcement. Michael Siemens agreed to terminate his full-time employment with us in August 2007 and under the terms of his employment agreement will be compensated as a part time consultant to the company until December 31, 2008. Matthew Siemens’ employment agreement would have expired pursuant to its terms on May 31, 2007 and under his employment agreement he received an annual salary of $125,000. In addition, his employment agreement provided that if we satisfied our annual objectives, he would be paid a bonus in an amount equal to at least 50% of his salary. Michael Siemens’ employment agreement, as amended, would have expired on June 30, 2008 and under his employment agreement he received an annual salary of $125,000. Both employment agreements provided that if we terminated either of their employment without cause (as such term was defined in the employment agreements), upon either of their death or disability (as such term was defined in the employment agreements) or either of them terminated his employment for good reason (as such term was defined in the employment agreements), we were required to pay the officer his salary for a period of six months according to our customary payroll practices and, except upon the officer’s death, and he would be entitled to receive benefits during that same period. In connection with their resignation, each of Matthew Siemens and Michael Siemens received approximately $62,500, payable according to our customary payroll practices, in severance payments and eligible to receive benefits for six month. In addition, each employment agreement provided that if we terminated the officer without cause (as such term was defined in the employment agreements) or if the officer terminated his employment for good reason (as such term was defined in the employment agreements), the officer could elect to continue to be employed on a consulting basis through December 31, 2008 and provide only limited services, not to exceed two hours per month on an as requested basis, in exchange for a monthly salary of $500. This extended term was included in the employment agreements to permit each of the officers to maintain employment with us and to continue to qualify for the right to maintain their options to acquire our common stock. Both Matthew Siemens and Michael Siemens elected to continue their employment on a consulting basis.

        To accommodate Michael Siemens move to Colorado, we provided him with a $1,400 per-month rental allowance until the sale of his former residence in Montana in mid-2005. We also paid him deferred salary of $5,333 per month from April 1, 2005 through the closing of our public offering in July 2005.

        Execution of our standard form of separation agreement and release is a condition to a former employee’s receiving severance benefits. The form agreement contains, among other things, standard non-disparagement and confidentiality obligations, and a release of SWAT from claims.

Our stock incentive plan

        Our board of directors adopted our 2004 Stock Incentive Plan in December 2004 and our shareholders approved it on May 25, 2005. The plan, as amended, authorizes the issuance of an aggregate of 1,500,000 share of our common stock in the form of options to purchase common stock or grants of restricted stock. An option committee, consisting of members from our compensation committee, administers the plan. For each option, the option committee determines the exercise price, the term, the number of shares into which it is exercisable and the rate at which it is exercisable. The option committee establishes the exercise price at the estimated fair value of our common stock at the date of grant. Options issued are generally subject to annual vesting over a 3-4 year period. Options are granted with terms not to exceed 10 years. For options issued and exercised under the terms of the plan, such issuance and exercise are not subject to an income tax deduction by the company or reportable as regular income to the individual. We have granted an aggregate of 837,869 options under the plan with 492,282 exercisable at between $3.50 and $3.85 per share, 258,500 exercisable at between $4.93 and $5.19 per share, 68,500 exercisable at between $5.34 and $6.70 per share and the balance (18,587) exercisable at $18.40 per share. We are proposing in this proxy statement that the total number of shares issuable under the plan be increased to 2,000,000. See Proposal 3. To date, we have not made any grants of restricted stock under the plan.

        The purpose of the plan is to promote our interests and the interests of our shareholders by providing participants a significant stake in our performance and providing an opportunity for the participants to increase their holdings of our common stock. Our employees and consultants (which may include members of our board of directors) are eligible to receive awards under the plan. We have approximately 38 employees and no consultants who are eligible to participate in the plan. All employees, including officers and directors, are eligible to participate in the plan. Individuals are considered for the award of options in connection with their hiring and also generally once a year. There are currently eight officers and directors who have been granted options under the plan in addition to other employees. The option committee has the authority to select employees and consultants (to receive awards, to determine the number of shares of common stock covered by awards and to set the terms and conditions of awards. In addition to stock options, we may also offer a participant the right to purchase shares of common stock subject to such restrictions and conditions as the compensation committee may determine at the time of grant. Such conditions may include continued services to us or the achievement of specified performance goals or objectives. We have not issued any common stock under the plan. Our board of directors may amend, alter or discontinue the plan, but no amendment, alteration or discontinuation may be made which would impair the right of a participant concerning an outstanding award. An amendment requires the approval of our shareholders to the extent such approval is required by law or agreement. The committee may amend the terms of any stock option or stock award theretofore granted, prospectively or retroactively, but such amendment may not impair the rights of any participant without the participant’s consent. The additional shares proposed to be issuable under the plan have not been allocated to any named officers, directors or groups or individuals.

Securities authorized for issuance under equity compensation plans

        The following table sets forth, as of December 31, 2006, information about our common stock that may be issued upon the exercise of options under our 2004 Stock Incentive Plan:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)	Total of Securities Reflected in Columns (a) and (c) (d)

Equity compensation clans
approved by stockholders	837,869	$4.53	662,131	1,500,000

Equity compensation plans
not approved by
stockholders	None	—	—	—

TOTAL	837,869	$4.53	662,131	1,500,000

Outstanding equity awards at fiscal year-end

        The following table sets forth, as of December 31, 2006, information about unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	—	—	—	—	—	—	—	—	—
Scott G. Sutton Chief Executive Officer and President	—	—	—	—	—	—	—	—	—

Thomas Marinelli Former Chief Executive Officer and President (1)	20,380	6,793	—	3.50	10-29-14	—	—	—	—
	27,174	27,174	—	3.50	3-25-15	—	—	—	—
	—	26,900	—	4.93	5-5-16	—	—	—	—
Jeffrey G. McGonegal Chief Financial Officer (2)	5,761	—	—	18.40	9-19-08	—	—	—	—
	40,761	40,761	—	3.50	10-19-14	—	—	—	—
	2,717	2,717	—	3.50	3-25-15	—	—	—	—
	—	7,500	—	4.93	5-5-16	—	—	—	—

Michael Siemens Former President (3)	5,761	—	—	18.40	9-19-08	—	—	—	—
	59,783	59,782	—	3.85	10-29-09	—	—	—	—
	4,076	4,076	—	3.85	3-25-10	—	—	—	—
	—	10,000	—	4.93	5-5-16	—	—	—	—

Matthew Siemens Former Executive Vice President (4)	7,065	—	—	18.40	9-19-08	—	—	—	—
	—	48,913	—	3.50	10-29-14	—	—	—	—
	4,456	8,152	—	3.50	3-25-15	—	—	—	—
	—	10,000	—	4.93	5-5-16	—	—	—	—

(1)     We have made the following awards to Mr. Marinelli: (i) 27,174 stock options on December 6, 2004 vesting 1/4 upon grant and 1/4 on the next three anniversaries of the grant date; (ii) 54,348 stock options on March 25, 2005 vesting 1/4 upon grant and 1/4 on the next three anniversaries of the grant date; and (iii) 26,900 stock options on May 5, 2005 vesting 1/3 on the next three anniversaries of the grant date.

(2)     We have made the following awards to Mr. McGonegal: (i) 5,761 stock options on September 19, 2003 vesting 1/4 upon grant and 1/4 on the next three anniversaries of the grant date; (ii) 81,522 stock options on October 29, 2004 vesting 1/4 on the next four anniversaries of the grant date; (iii) 5,435 stock options on March 25, 2005 vesting 1/4 upon grant and 1/4 on the next three anniversaries of the grant date; and (iv) 7,500 stock options on May 5, 2005 vesting 1/3 on the next three anniversaries of the grant date.

(3)     We have made the following awards to Mr. Siemens: (i) 5,761 stock options on September 19, 2003 vesting 1/4 upon grant and 1/4 on the next three anniversaries of the grant date; (ii) 119,565 stock options on October 29, 2004 vesting 1/4 on the next four anniversaries of the grant date; (iii) 8,152 stock options on March 25, 2005 vesting 1/4 upon grant and 1/4 on the next three anniversaries of the grant date; and (iv) 10,000 stock options on May 5, 2005 vesting 1/3 on the next three anniversaries of the grant date.

(4)     We have made the following awards to Mr. Siemens: (i) 7,065 stock options on September 19, 2003 vesting 1/4 upon grant and 1/4 on the next three anniversaries of the grant date; (ii) 97,826 stock options on October 29, 2004 vesting 1/4 on the next four anniversaries of the grant date of which 48,913 have been exercised; (iii) 16,304 stock options on March 25, 2005 vesting 1/4 upon grant and 1/4 on the next three anniversaries of the grant date of which 3,696 have been exercised; (iv) and 10,000 stock options on May 5, 2005 vesting 1/3 on the next three anniversaries of the grant date.

         The stock options granted generally vest over three or four year periods from the date of grant and expire in ten years. The exercise price is based upon the fair market value of the common stock as of the date of grant.

Compensation of directors

        The table below sets forth the compensation we paid to our directors during our 2006 fiscal year that we have not reported in the summary compensation table above.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Gregory Pusey	58,846	-0-	59,891 (1)	-0-	-0-	-0-	118,737
Secretary and
Director

Gail Schoettler	-0-	-0-	31,117 (2)	-0-	-0-	-0-	31,117
Director

Robert J. Williams	-0-	-0-	30,350 (3)	-0-	-0-	-0-	30,350
Director

Barry Loder	-0-	-0-	31,117 (4)	-0-	-0-	-0-	31,117
Director

David E. Welch (6)	-0-	-0-	-0- (5)	-0-	-0-	-0-	-0-
Director

(1)     The amount reported represents the value recognized for financial reporting purposes of options awarded for services on our board of directors. As of December 31, 2006 the director held 96,087 stock options that were granted under our 2004 Stock Incentive Plan.

(2)     The amount reported represents the value recognized for financial reporting purposes of options awarded for services on our board of directors. As of December 31, 2006 the director held 37,174 stock options that were granted under our 2004 Stock Incentive Plan.

(3)     The amount reported represents the value recognized for financial reporting purposes of options awarded for services on our board of directors. As of December 31, 2006 the director held 37,000 stock options that were granted under our 2004 Stock Incentive Plan.

(4)     The amount reported represents the value recognized for financial reporting purposes of options awarded for services on our board of directors. As of December 31, 2006 the director held 37,174 stock options that were granted under our 2004 Stock Incentive Plan.

(5)     On December 29, 2006, our board of directors appointed Mr. Welch to fill a vacant seat on our board of directors and to serve until our 2007 annual meeting of shareholders or until his successor is duly elected and qualified.

(6)     As of December 31, 2006, the director held 27,000 stock options that were granted as of December 29, 2006 under our 2004 Stock Incentive Plan, with none vested as of December 31, 2006.

        We do not pay our outside directors any cash compensation. Directors who are also employees of the company receive no additional compensation for serving as directors. We have granted each of our directors options to purchase our common stock. In 2006, we granted options to directors as follows: Gregory Pusey – options to purchase 21,739 shares at a price of $3.50 per share; Thomas R. Marinelli – options to purchase 54,348 shares at a price of $3.50 per share; Barry C. Loder – options to purchase 27,174 shares at a price of $3.50 per share; Gail Schoettler – options to purchase 27,174 shares at a price of $3.50 per share; Robert J. Williams – options to purchase 7,000 shares at a price of $6.70 per share; and Michael Siemens, a former director and executive officer – options to purchase 8,152 shares at a price of $3.85 per share. In March 2006, we adopted a policy to issue options to purchase 27,000 shares when a new outside director joins the board of directors and each existing outside director receives options to purchase 10,000 shares annually at the fair market value of our common stock on the date of grant.

Compensation committee interlocks and insider participation

        The current members of our compensation committee are Robert J. Williams (chair), Gail Schoettler, Barry C. Loder and David E. Welch. None of the members is or has been a company officer or employee. None of our executive officers currently serves or has served on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) or as a director of another entity, one of whose executive officers serves or served as one of our directors or on our compensation committee.

TRANSACTIONS WITH RELATED PERSONS

Board policies regarding transactions with related persons

        Our audit committee will review all material related party transactions and have access, at our expense, to our legal counsel or to independent legal counsel. We do not have a written policy for such reviews.

Related party transactions

        During March 2007, E. Jeffrey Peierls and certain family members and affiliates, exercised a total of 12,229 warrants they held at an exercise price of $1.66 each and were issued a total of 12,229 shares of common stock. E. Jeffrey Peierls is the president of The Peierls Foundation, Inc., a holder of more than 5% of our outstanding common stock. The Peierls Foundation, Inc and E. Jeffry Peierls are affiliated with the following entities and persons: U.D. Ethel F. Peierls Charitable Lead Unitrust, of which E. Jeffrey Peierls is a trustee; U.D.J.N. Peierls for E. J. Peierls, of which E. Jeffrey Peierls is the beneficiary, U.D.J.N. Peierls for B. E. Peierls, of which Brian Eliot Peierls, E. Jeffrey Peierls’ brother, is the beneficiary.

        In March 2007, we completed a private placement of $5,199,900 principal amount of convertible promissory notes and three warrants for aggregate proceeds of $5,199,900. The following related parties purchased notes and warrants in the amounts indicated:

Name	Principal Amount	$4.57 Warrants	$5.00 Warrants	SWATW Warrants

The Peierls Foundation, Inc.	$551,100	187,700	91,850	183,700

U.D. Ethel F. Peierls Charitable Lead Unitrust	$75,000	25,000	12,500	25,000

E. Jeffrey Peierls	$156,900	52,300	26,150	52,300

Brian E. Peierls	$113,100	37,700	18,850	37,700

U.D. J.N. Peierls for B.E. Peierls	$51,900	17,300	8,650	17,300

U.D. J.N. Peierls for E.J. Peierls	$51,900	17,300	8,650	17,300

        The convertible promissory note amounts in the table above bear interest at 5.1% per year and are due on September 30, 2007, unless earlier converted, and represent the largest principal amount outstanding during the period and the principal balance outstanding on the date of this proxy statement. Each $3.00 of principal (plus interest) due under the convertible promissory notes will automatically be converted into one share of our series A convertible preferred stock upon shareholder approval of such conversion. In Proposal 3 of this proxy statement, we are seeking such approval. The convertible promissory notes issued to the related parties described above are ultimately convertible into 1,499,967 shares of our common stock and the warrants are exercisable into 3,749,918 shares of our common stock.

        During August 2006, Gregory Pusey, members of his family and Cambridge Holdings, Ltd., an affiliated entity, exercised a total of 6,522 warrants they held at an exercise price of $1.66 each and were issued a total of 10,827 shares of common stock. Mr. Pusey is the chairman of our board of directors and our secretary.

        In October 2006, we completed a private placement of 792,000 shares of our common stock and $2,451,750 principal amount of convertible promissory notes and three warrants for aggregate proceeds of $5,223,750. Gregory Pusey and members of his family purchased an aggregate of $123,000 principal amount of our convertible promissory notes and warrants exercisable into approximately 84,000 shares of our common stock. The convertible promissory notes bore interest at 5.13% per year and were originally due on January 1, 2007, unless earlier converted. Each $3.50 of principal (plus interest) due under the convertible promissory notes was automatically convertible into one share of our series A convertible preferred stock upon shareholder approval of such conversion. At a special meeting of shareholders on December 28, 2006, our shareholders approved such conversion and the notes held by the related parties described above were converted into approximately 35,143 shares of our series A convertible preferred stock. Each share of our series A convertible preferred stock is convertible into one share of our common stock. We did not pay any cash principal or interest on these notes.

        On September 3, 2006, we executed a Plan of Merger with Vizer Merger Sub, Inc., Vizer Group, Avurt International, Scott G. Sutton, Sandy Sutton and Michael Cox pursuant to which we subsequently acquired Vizer Group and Avurt International effective December 31, 2006 in exchange for approximately $3 million of our newly issued, restricted common stock plus a contingent earn-out payment of up to $2 million of our newly issued, restricted common stock (or, partly paid in cash) based upon the achievement of specified future minimum revenue and operating income thresholds. After the merger, Vizer Group is our wholly-owned subsidiary and Avurt International is Vizer Group’s wholly-owned subsidiary. The shareholders of Vizer Group and Avurt International were Scott G. Sutton, our current chief executive officer and president, and one of our directors, Mr. Sutton’s spouse, Sandy, and Michael Cox, our current vice president – engineering. The Suttons jointly owned 90% of the as-merged entities and Mr. Cox owned 10%. The Suttons and Mr. Cox were not related parties to us before the merger. In consideration for the merger, we issued 80,000 shares of newly-issued restricted common stock with a fair market value of approximately $300,000 to Mr. Cox. The payment made to the Suttons reflected our retiring debt owed by the Suttons. Pursuant to the Plan of Merger, we were to issue 720,000 shares of newly-issued restricted common stock with an agreed upon value of approximately $2,700,000 to the Suttons. While being shareholders of Vizer Group and Avurt International, the Suttons had personally borrowed funds that were subsequently contributed to Vizer Group and Avurt International as additional paid-in capital. The loan was secured by a lien on the Suttons’ residence. At the closing of the merger, we paid in full all outstanding principal and interest due under the loan in an amount of $114,051. As a result, our payment directly to the Suttons was reduced and consisted of 678,942 shares of newly-issued restricted common stock with a fair market value of approximately $4.20 per share. Per Mr. Sutton’s instructions, we issued the shares to the Scott and Sandy Sutton Revocable Trust, for with the Suttons serve as trustees.

        In addition, we are obligated to make earn-out payments to Mr. Sutton, Mr. Sutton’s spouse and Mr. Cox provided that the Vizer Group meets specified future minimum revenue and operating income thresholds, payable annually during the three year period between January 1, 2007 and December 31, 2009, subject to adjustment. The aggregate maximum amount of the earn-out payments may not exceed $2,000,000. They earn-out payments are payable in newly-issued restricted common stock but the shareholders may elect to receive an aggregate of $750,000 of the earn-out payments paid in cash. Consequently, Mr. Sutton and his spouse are eligible to receive jointly a maximum of $1,800,000 in earn-out payments of which $675,000 may be paid in cash. Mr. Cox is eligible to receive a maximum of $200,000 in earn-out payments of which $75,000 may be paid in cash. Our shareholders approved the merger at a special meeting of shareholders on December 28, 2006.

        Pursuant to the terms of the Plan of Merger and before closing the transaction contemplated thereby, we advanced approximately $1,000,000 in cash to Vizer Group to be used in the developing and marketing of the Avurt launcher. The loan was secured by a promissory bearing interest at a rate of 4.0% per year and Scott G. Sutton personally guaranteed the note. The note remains outstanding as an inter-company obligation but Mr. Sutton’s guarantee terminated as of the closing of the merger.

        Also pursuant to the terms of the Plan of Merger, effective December 31, 2006, we entered into employment agreements with each of Mr. Sutton, Mr. Cox and Thomas Muenzberg. The terms of those employment agreements are set forth in the section entitled “COMPENSATION OF OUR EXECUTIVE OFFICERS AND DIRECTORS – Employment contracts and termination of employment and change-in-control arrangements.” In addition, effective December 31, 2006, we entered into a registration rights agreement with each of Mr. Sutton and Mr. Cox, whereby Mr. Sutton and Mr. Cox received piggyback registration rights in connection with any underwritten registration of securities of ours. In the event of a termination of the employment of Mr. Sutton or Mr. Cox without cause (as defined in their employment agreements), Mr. Sutton or Mr. Cox, as the case may be, shall have the right, exercisable once within six months of the date of termination, to cause us to register the shares of common stock we issued to Mr. Sutton and Mr. Cox in connection with the merger (including any shares issued pursuant to the earn-out arrangement). Mr. Sutton’s registration rights agreement includes the shares of our common stock issued to Mr. Sutton’s spouse under the Plan of Merger. All such registration rights apply to all shares of our common stock issued in connection with the merger (including any shares issued pursuant to the earn-out arrangement) and are subject to the approval of and cutback or elimination by us (based upon market conditions).

        In November and December 2004, we borrowed an aggregate of $105,000 and issued promissory notes to the following individuals in the amounts indicated: Gregory Pusey – $36,000; Brian E. Peierls – $27,000; and E. Jeffrey Peierls – $42,000. Mr. Pusey is, and was at the time, one of our directors and a beneficial holder of approximately 5.7% of our common stock, Brian E. Peierls is, and was at the time, a beneficial holder of approximately 5.7% of our common stock, and E. Jeffrey Peierls is, and was at the time, a beneficial holder of approximately 9.1% of our common stock. The notes bore interest at a rate of 8.0% per year and we paid them in full, including accrued interest, in January 2005.

        While still a privately-held company (we became a publicly-held company in July 2005) during 2003 and 2004, we raised a total of $1,790,042 in funds by selling 6% convertible notes and warrants in private placements all to officers, directors and existing shareholders. During the period from December 23, 2004 to April 11, 2005 we raised a total of $1,722,191 in funds by selling 8% convertible notes and warrants in a private placement to accredited investors, including officers, directors and existing shareholders. Upon the successful completion of our public offering in July 2005, the above convertible notes, including accrued interest totaling $250,445 were automatically converted as provided under their terms into shares of our common stock. The following current and former officers, directors and 5% or greater shareholders participated in the private placements in the aggregate amounts indicated: Michael Siemens and members of his family – $21,015; Gregory Pusey and members of his family – $113,028; Jeffrey G. McGonegal – $14,010; Thomas R. Marinelli – $114,400; Cambridge Holdings – $425,139; E. Jeffrey Peierls – $230,050; Brian E. Peierls – $149,030; The Peierls Foundation, Inc. – $585,175; and U.D. Ethel F. Peierls Charitable Lead Unitrust – $117,025. Michael Siemens was our president and a director when the private placements took place. Gregory Pusey is currently, and was at the time of the private placement, the chairman of our board of directors and our secretary. Jeffrey G. McGonegal is currently, and was at the time of the private placements, our chief financial officer. Thomas R. Marinelli is currently a director and was not affiliated with the company when the private placements took place. E. Jeffrey Peierls and The Peierls Foundation, Inc. is currently and was at the time of the private placements holders of 5% or more of our common stock. Brian E. Peierls is E. Jeffrey Peierls brother. E. Jeffrey Peierls is a trustee of the U.D. Ethel F. Peierls Charitable Lead Unitrust. In addition, Gregory Pusey and Jeffrey G. McGonegal are officers and directors of Cambridge Holdings, and Gregory Pusey, E. Jeffrey Peierls, Brian E. Peierls and Jeffrey McGonegal are principal shareholders of Cambridge Holdings. We have no other relationship with Cambridge Holdings. The shareholdings of these persons are reflected in the section entitled “INFORMATION ABOUT OUR VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF – Our voting securities and determination of beneficial ownership.” The notes bore interest at 8% per year and upon the completion of our initial public offering in July 2005, the entire principal balance and accrued interest outstanding on the notes were converted into common stock.

        In connection with our 2003 and 2004 private placements all completed with officers, directors and existing shareholders, we issued warrants to purchase shares of our common stock in the following amounts: Michael Siemens and members of his family – 1,632; Gregory Pusey and members of his family –8,190; Jeffrey G. McGonegal – 1,087; Thomas R. Marinelli – 16,305; Cambridge Holdings – 16,852; E. Jeffrey Peierls –7,065; Brian E. Peierls – 4,348; The Peierls Foundation, Inc. – 24,457; and U.D. Ethel F. Peierls Charitable Lead Unitrust – 6,794. The exercise price for the warrants was $0.035 per share. As of the date of this proxy, the identified related persons have exercised warrants to purchase common stock in the following amounts: Michael Siemens and members of his family – 1,632 (all); Gregory Pusey and members of his family – 4,673; Jeffrey G. McGonegal – 1,087 (all); Cambridge Holdings – 11,417; E. Jeffrey Peierls – 7,065 (all); Brian E. Peierls – 4,348 (all); The Peierls Foundation, Inc. – 24,457 (all); and U.D. Ethel F. Peierls Charitable Lead Unitrust – 6,794 (all).

        We have entered into employment agreements with certain of our officers and directors as described in the section entitled “COMPENSATION OF OUR EXECUTIVE OFFICERS AND DIRECTORS – Employment contracts and termination of employment and change-in-control arrangements.”

INDEPENDENT PUBLIC ACCOUNTANTS

        GHP Horwath, P.C. audited our financial statements for our 2006 and 2005 fiscal years. GHP Horwath, P.C. has been our independent public accountant since January 25, 2005.

        We expect that a representative of GHP Horwath, P.C. will be present at the annual meeting and available to respond to appropriate questions from our shareholders. The representative will have an opportunity to make a statement to the shareholders if the representative desires to do so.

        The following table set forth fees for professional audit services rendered by GHP Horwath, P.C. for our 2006 and 2005 fiscal years:

	2006	2005
Audit	$98,000	$70,800
Audit-Related	-0-	-0-
Tax-Related	$5,300	$7,700
All Other	-0-	-0-

Total:	$103,300	$78,500

        For the fiscal years 2006 and 2005, we incurred aggregate fees for independent audit services as discussed below.

Audit fees

        Fees for audit services totaled approximately $98,000 in 2006 and approximately $70,800 in 2005. We incurred these fees for services related to the audits of our financial statements, quarterly reviews, the filing of our registration statement on Form S-3 in connection with our October 2006 private placement and the filing of our registration statement on Form S-8.

Audit-related fees

        We did not incur any audit-related fees during 2006 and 2005.

Tax-related fees

        Fees for preparation of our corporate federal and state tax returns totaled approximately $5,300 in 2006 and $7,700 in 2005.

All other fees

        We did not incur any other fees during our 2006 and 2005 fiscal years.

Audit committee pre-approval policies and procedures

        As set forth in its charter, our audit committee has the sole authority to pre-approve all audit and non-audit services provided by our independent public accountants. The audit committee has adopted policies and procedures for the pre-approval of services provided by the independent public accountants. The audit committee on an annual basis reviews audit and non-audit services performed by the independent public accountants. All audit and non-audit services are pre-approved by the audit committee, which considers, among other things, the possible effect of the performance of such services on the independent public accountants’ independence. All requests for services to be provided by the independent public accountants, which must include a description of the services to be rendered and the amount of corresponding fees, are submitted to the chief financial officer. The chief financial officer has the authority to authorize services that fall within the category of services that the audit committee has pre-approved. If there is any question as to whether a request for services falls within the category of services that the audit committee has pre-approved, our chief financial officer will consult with the chairman of the audit committee. The chief financial officer submits requests or applications to provide services that the audit committee has not pre-approved, which must include an affirmation by the chief financial officer and the independent public accountants in question that the request or application is consistent with the SEC’s rules on auditor independence, to the audit committee (or its chairman or any of its other members pursuant to delegated authority) for approval.

        As permitted under the Sarbanes-Oxley Act of 2002, the audit committee may delegate pre-approval authority to one or more of its members. Any service pre-approved by a delegate must be reported to the audit committee at the next scheduled quarterly meeting.

        Our audit committee per-approved all services performed by GHP Horwath, P.C. during our 2006 and 2005 fiscal years. The audit committee considered whether the provision of the accountant’s services, other than for the annual audit and quarterly reviews, is compatible with its independence concluded that it is.

PROPOSAL 1

TO ELECT DIRECTORS, EACH TO SERVE SUCH TERM AS SET FORTH HEREIN OR UNTIL HIS SUCCESSOR HAS BEEN DULY ELECTED AND QUALIFIED

        Our board of directors currently consists of seven directors. The term of each director expires at our 2007 annual meeting. The names of our directors standing for re-election are Thomas R. Marinelli, Gregory Pusey, Scott G. Sutton, Barry Loder, Gail Schoettler, David E. Welch and Robert J. Williams. Our board of directors proposes that the seven nominees be re-elected for a term of one year and until his or her successor is duly elected and qualified. Biographical information concerning the director nominees can be found under the caption “INFORMATION ABOUT OUR DIRECTORS AND EXECUTIVE OFFICERS.”

        Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the director nominees. Each director nominee consented to being named in this proxy statement and to serve a one-year term if elected. Although the board of directors does not contemplate that any of these individuals will be unable to serve, if such a situation arises prior to the 2007 annual meeting, the persons named in the enclosed proxy will vote for the election of any other person the board of directors may choose as a substitute nominee.

        Each of the director nominees must receive a plurality of the eligible votes cast in order to be elected. A nominee who received a plurality of the eligible votes cast received more votes than any other nominee for the same director’s seat. Shareholders are not permitted to use cumulative voting in the election of directors. In the event that no other nominations are received, the director nominees will be elected upon receiving one or more votes. So, if you do not vote for the nominee, or you indicate “withhold authority to vote” for the nominee on your proxy card, your vote will not count either “FOR” or “AGAINST” the nominee.

        The board of directors unanimously recommends a vote FOR the election of the director nominees.

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PROPOSAL 2

APPROVAL OF THE CONVERSION OF $5,999,900 PRINCIPAL AMOUNT OF OUR CONVERTIBLE PROMISSORY NOTES INTO SHARES OF OUR SERIES A CONVERTIBLE PREFERRED STOCK

Introduction

        On March 27, 2007, we completed a private placement of $5,199,900 principal amount of convertible promissory notes and three warrants for aggregate proceeds of $5,199,900. On April 12, 2007 we completed a private placement of $800,000 principal amount of convertible promissory notes and two warrants for aggregate proceeds of $800,000 on substantially the same terms as the March private placement.

        The purpose of the private placements was to raise funds for ongoing product development, working capital and general corporate purposes. We conducted the private placements in reliance on Section 4(2) of the Securities Act and Rule 506 promulgated thereunder. There was no placement agent for the offerings.

Summary of the private placements

        The terms of the notes issued in the March and April 2007 private placements are substantially identical. The convertible promissory notes bear interest at 5.1% per year and are due on September 30, 2007, unless earlier converted. Each $3.00 of principal (plus interest) due under the convertible promissory notes will automatically be converted into one share of our series A convertible preferred stock upon shareholder approval of such conversion. We are hereby seeking such approval. The principal amount of the convertible promissory notes issued in the private placements is convertible into an aggregate of up to approximately 2,000,000 shares of our series A preferred stock.

        Each share of the underlying series A preferred stock into which the convertible promissory notes are convertible is non-voting, pays no dividends, contains no liquidation preference and is convertible into one share of the our common stock.

        The three warrants issued in the March 2007 private placement are convertible into an aggregate of up to 4,332,250 shares of our common stock. The warrants consist of three separate warrants with the following terms: warrant “A” is exercisable at $4.75 per share, expires four years from closing and is exercisable for an aggregate of up to 1,733,300 shares of our common stock; warrant “B” is exercisable at $5.00 per share, expires four years from closing and is exercisable for an aggregate of up to 866,650 shares of our common stock; and warrant “SWATW”‘s terms mirror exactly the terms of our currently publicly-traded warrants, trading under the symbol “SWATW” on Nasdaq Capital Market, and is exercisable for an aggregate of up to 1,733,300 shares of our common stock.

        The two warrants issued in the April 2007 private placement are convertible into an aggregate of up to 533,333 shares of our common stock. The warrants consist of two separate warrants with the following terms: warrant “A” is exercisable at $4.75 per share, expires four years from closing and is exercisable for an aggregate of up to 266,667 shares of our common stock; and warrant “SWATW”‘s terms mirror exactly the terms of our currently publicly-traded warrants, trading under the symbol “SWATW” on Nasdaq Capital Market, and is exercisable for an aggregate of up to 266,667 shares of our common stock.

        Generally, our SWATW warrants are exercisable at $9.00 per share, expire in July 2010 and are redeemable by us beginning on July 18, 2008 for $0.10 each, under defined conditions, including a minimum trading price of our common stock of $13.50 per share. We have committed to use our reasonable best efforts to obtain the same CUSIP number for the SWATW warrants issued in the private placement as is assigned to our currently publicly-traded SWATW warrants so that following registration of the new SWATW warrants they will trade with the existing SWATW warrants.

        The five warrants are exercisable in cash, commencing six months after the closing, and contain anti-dilution rights for stock splits and stock dividends.

        We have agreed to file a registration statement with the SEC for the shares of common stock underlying the notes and the warrants as specified in a registration rights agreement executed as part of the private placement. Under certain circumstances, if we fail to file the registration statement or to get the registration statement effective under the terms of the registration rights agreement, we must pay each investor liquidated damages equal to the product of (i) 2%, multiplied by (ii) the number of months, or portion thereof that the filing date or the effective date is delayed (but not to exceed five months), multiplied by (iii) the number of shares of our common stock underlying the series A convertible preferred stock into which the notes are convertible and the warrants, and multiplied by (iv) $3.00, up to a maximum of 10% of such investor’s aggregate investment

Effect on rights of existing shareholders

        The principal amount of our convertible promissory notes is convertible into shares of our series A preferred stock as described above upon shareholder approval of such conversion. In turn, each share of our series A preferred stock is convertible into one share of our common stock at the option of the holder thereof. The ultimate conversion of our convertible promissory notes into our common stock will be dilutive to our existing shareholders because the conversion price of the promissory notes was less than the market value of our common stock on the closing date of the private placement. Furthermore, the conversion could reduce the per share amounts available to our shareholders upon a liquidation of the company, if that should occur.

Why we need shareholder approval

        Our common stock is listed on the Nasdaq Capital Market and, therefore, we are subject to the Nasdaq rules. We are asking shareholders to approve the conversion of the notes to shares of our series A convertible preferred stock because rule 4350(i)(1)(D)(ii) of the Nasdaq rules requires shareholder approval for any issuance of common stock (including securities convertible into common stock) equal to 20% or more of the common stock or 20% or more of the voting power of the outstanding capital stock before the issuance for less than the greater of book or market value of the stock. We sold the notes, and the accompanying warrants, at a price per unit that was less than the greater of book or market value of our common stock and, upon conversion into common stock, the notes will represent more than 20% of the voting power of our capital stock.

        The proposal to approve $5,999,900 principal amount of our convertible promissory notes into shares of our series a convertible preferred stock will be approved if the votes cast favoring Proposal 2 exceed the votes cast against it at the annual meeting at which a quorum is present and voting, in person or by proxy.

        The board of directors unanimously recommends a vote FOR the approval of the conversion of $5,999,900 principal amount of our convertible promissory notes into shares of our series A convertible preferred stock.

PROPOSAL 3

AUTHORIZATION TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER OUR 2004 STOCK INCENTIVE PLAN

Introduction

        Our board of directors amended our 2004 Stock Incentive Plan on May 29, 2007 to increase the number of shares of common stock available for grants under the plan from 1,500,000 to 2,000,000, subject to the approval of our shareholders.

        Of the 1,500,000 shares currently reserved under the plan, no shares remained available for future option grants as of the record date. See the section entitled “COMPENSATION OF OUR EXECUTIVE OFFICERS AND DIRECTORS – Securities authorized for issuance under equity compensation plans.” The proposed amendment of the plan would increase the number of shares of our common stock, reserved and available for issuance under the plan by 500,000 shares, from 1,500,000 to 2,000,000 shares, subject to any future anti-dilution adjustments. As a result of the proposed increase in the number of shares reserved for issuance under the plan, 473,631 shares would be available for issuance on the effective date of the amendment, assuming no further stock options have been granted after the record date of June 4, 2007.

Reason for increasing authorized shares under the plan

        The board of directors believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. Our management relies on equity-based compensation both to provide a performance incentive to employees and to encourage broad employee stock ownership in the company. The board of directors believes that the plan is essential to permit our management to continue the pursuit of these objectives. Moreover, equity-based grants are designed to align the interests of each participating employee with those of the shareholders and provide each such individual with a significant incentive to view the company from the perspective of an owner with an equity stake.

        The plan provides for its administration by the board of directors or by the compensation committee appointed by the board of directors. The board or the committee, as appropriate, has discretionary authority, subject to certain restrictions, to determine the individuals to whom, the terms of which and the times at which options will be granted and the number of shares subject to such options. The board or the committee may interpret the provisions of the plan and may prescribe, amend and rescind rules and regulations relating thereto.

Outstanding awards

        As of the record date, options to purchase approximately 1,526,369 shares (approximately 25.5% of our issued and outstanding shares of common stock and approximately 7% of our fully diluted shares of common stock, as of the record date) were outstanding under the plan. No options have been exercised since the record date which, without giving effect to the proposed amendment, leaves no shares reserved and available for issuance as of the record date. After giving effect to the proposed amendment’s increase of the shares reserved under the plan by 500,000, the total number of shares potentially subject to stock-based awards (including both shares subject to options previously issued and unexercised and awards that may be issued in the future) is approximately 473,631 shares, or approximately 7.9% of the Company’s issued and outstanding shares of common stock as of the record date. In general, the options that have been granted under the plan vest at the rate of 25% to 33.3% per year and have a total term of ten years.

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        The options to purchase shares granted under the plan that were outstanding as of the record date have a weighted average exercise price of approximately $4.66 per share.

        The proposal to authorize an increase in the number of shares available for issuance under our 2004 Stock Incentive Plan will be approved if the votes cast favoring Proposal 3 exceed the votes cast against it at the annual meeting at which a quorum is present and voting, in person or by proxy.

        The board of directors unanimously recommends a vote FOR the authorization to increase the number of shares available for issuance under our 2004 Stock Incentive Plan.

OTHER BUSINESS

        Our board of directors does not intend to bring any other matters before the annual meeting, nor does the board know of any matters that other persons intend to bring before the annual meeting. If, however, other matters not mentioned in this proxy statement properly come before the annual meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with the recommendation of our board of directors.

GENERAL INFORMATION

Next annual meeting of shareholders

        We presently intend to hold our next annual meeting on or about July, 2008. A proxy statement and notice of our 2008 annual meeting will be mailed to all shareholders approximately a month prior to that date. We must receive shareholder proposals to be included in our proxy statement for our 2008 annual meeting of shareholders at our principal executive offices, addressed to Security With Advanced Technology, Inc., 10855 Dover Street, Suite 1000, Westminster, CO 80021, Attention: Corporate Secretary, no later than 120 days before the first anniversary of the date on which we released this proxy statement for our 2007 annual meeting to our shareholders; provided, however, that in the event that the date of our 2008 annual meeting is changed by more than 30 days from the date of our 2007 annual meeting, we must receive shareholder proposals no later than the close of business on the tenth day following the earlier of the date on which notice of the date of our 2008 annual meeting was mailed to our shareholders or public disclosure of such date was made. All shareholder proposals received after the time periods set forth above will be considered untimely and will not be included in the proxy statement for our 2008 annual meeting. Such shareholder proposals must be in writing and must comply with the other provisions of Rule 14a-8 under the Exchange Act.

        We must receive shareholder proposals, involving proper matters for shareholder action, submitted outside the processes of Rule 14a-8 under the Exchange Act to be considered at our 2008 annual meeting of shareholders but not intended to be included in our proxy statement for our 2008 annual meeting at our principal executive offices no later than 45 days before the first anniversary of the date on which we released this proxy statement for our 2007 annual meeting to our shareholders; provided, however, that in the event that the date of our 2008 annual meeting is changed by more than 30 days from the date of our 2007 annual meeting, we must receive shareholder proposals no later than the close of business on the tenth day following the earlier of the date on which notice of the date of our 2008 annual meeting was mailed to our shareholders or public disclosure of such date was made. All shareholder proposals received after the time periods set forth above will be considered untimely and proxies solicited by our board of directors for our 2008 annual meeting will confer upon the proxies discretionary authority to vote on any such untimely shareholder proposal.

Householding

        We will be “householding” our proxy materials. This means that only one copy of this proxy statement, the 2006 annual report to shareholders and the annual report on Form 10-KSB may have been sent to you and the other shareholders who share your address. Householding is designed to reduce the volume of duplicate information that shareholders receive and reduce our printing and mailing expenses.

        If your household has received only one copy of these materials, and you would prefer to receive separate copies of these documents, either now or in the future, please call or write to us at (303) 934-2424 or Security With Advanced Technology, Inc., 10855 Dover Street, Suite 1000, Westminster, CO 80021, Attention: Corporate Secretary. We will deliver separate copies promptly. If you are now receiving multiple copies of our proxy materials and would like to have only one copy of these documents delivered to your household in the future, please contact us in the same manner.

Report on Form 10-KSB

        Our 2006 annual report to shareholders and annual report on Form 10-KSB for the year ended December 31, 2006 (without exhibits) are enclosed. Additional copies may be obtained without charge upon request made to Security With Advanced Technology, Inc., 10855 Dover Street, Suite 1000, Westminster, CO 80021, Attention: Corporate Secretary.

        WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY USING THE ENVELOPE PROVIDED. YOUR VOTE IS IMPORTANT. IF YOU ARE A SHAREHOLDER OF RECORD AND ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE VOTE.

SECURITY WITH ADVANCED TECHNOLOGY, INC. By: /s/ Gregory Pusey Secretary

PROXY
ANNUAL MEETING OF SHAREHOLDERS
OF
SECURITY WITH ADVANCED TECHNOLOGY, INC.
_________ ___, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Jeffrey G. McGonegal as the lawful agent and proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of common stock of Security With Advanced Technology, Inc. held of record by the undersigned on ______ __, 2007, at the annual meeting of shareholders to be held ______, 2007, or any adjournment or postponement thereof, upon the matters set forth in the proxy statement for such meeting, and in his discretion, on such other business as may properly come before the meeting.

1.	TO ELECT DIRECTORS.

|_| FOR THE NOMINEES LISTED BELOW |_| WITHHOLD AUTHORITY to vote for the nominee listed below |_| FOR ALL EXCEPT (See instructions below)

(INSTRUCTION:	To withhold authority to vote for any individual nominee(s) mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold as shown here:

|_| Thomas R. Marinelli |_| Scott G. Sutton |_| Gail Schoettler |_| Robert J. Williams	|_| Gregory Pusey |_| Barry Loder |_| David E. Welch

2.	TO APPROVE THE CONVERSION OF $5,999,900 PRINCIPAL AMOUNT OF OUR CONVERTIBLE PROMISSORY NOTES INTO SHARES OF OUR SERIES A CONVERTIBLE PREFERRED STOCK.

[_] FOR             [_] AGAINST              [_] ABSTAIN

3.     TO AUTHORIZE AN INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER OUR 2004 STOCK INCENTIVE PLAN.

[_] FOR             [_] AGAINST              [_] ABSTAIN

4.     TO TRANSACT ANY OTHER BUSINESS THAT MAY PROPERLY BE PRESENTED AT THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

Dated: ____________________________ Dated: ____________________________	________________________________ Signature ________________________________ Signature if held jointly

NOTE: When shares are held by joint tenants, both should sign. Persons signing as executor, administrator, trustee, etc. should so indicate. Please sign exactly as the name appears on the proxy.

IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4. IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO TRANSACT ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.